UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INDEPENDENCE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING

OF STOCKHOLDERS

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE AS SOON AS POSSIBLE. INSTRUCTIONS ON HOW TO VOTE ARE CONTAINED IN THE PROXY STATEMENT.

ITEMS OF BUSINESS

Wednesday, May 18, 2022
9:00 a.m. Eastern time
1835 Market Street, Suite 1720
Philadelphia, Pennsylvania 19103

RECORD DATE

March 15, 2022.

Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

HOW TO CAST YOUR VOTE

1.The election of ten persons to our Board of Directors, each to serve for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022.

3.An advisory, non-binding resolution on our executive compensation.

4.The approval of our 2022 Long Term Incentive Plan.

5.Such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Jessica K. Norman
Chief Legal Officer & Secretary

March 18, 2022

BY INTERNET www.voteproxy.com BY MAIL Sign, date and mail your proxy card IN PERSON Vote in person at the Annual Meeting
If you are a BENEFICIAL STOCKHOLDER of IRT common stock, you should follow any instructions provided by your bank, broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 18, 2022

This notice of annual meeting, proxy statement, form of proxy and our 2021 annual report to stockholders are available at http://www.astproxyportal.com/ast/18286/.

Important Notice Regarding Internet Availability of Proxy Materials

We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about March 18, 2022, and provide access to our proxy materials over the Internet, beginning on March 18, 2022, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our 2021 annual report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Important Notice Regarding COVID-19

Because of the uncertainties surrounding the impact of the coronavirus, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual meeting). If we take this step, we will announce the decision to do so in advance of the Annual Meeting, and details on how to access, participate in and vote at such meeting will be set forth in a press release issued by us and available at www.irtliving.com. We encourage you to check this website prior to the meeting if you plan to participate.

INFORMATION ABOUT THE MEETING AND VOTING

What am I Voting on?

Our Board of Directors is soliciting your vote for:

•

The election of ten persons to our Board of Directors, each to serve for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the ten individuals nominated for election is currently serving on our Board.

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022.
•	The approval of our 2022 Long Term Incentive Plan.

Our Board of Directors is also requesting you to cast an advisory, non-binding vote on:

•	Our executive compensation.

If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

What are the Board’s Recommendations?

Our Board recommends that you vote FOR the election of the ten nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Our Board recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022.

Our Board recommends that you vote FOR the advisory, non-binding resolution on our executive compensation.

Our Board recommends that you vote FOR the adoption of our 2022 Long Term Incentive Plan.

Who is Entitled to Vote?

Holders of shares of our common stock, par value $0.01 per share, or common shares, of record as of the close of business on March 15, 2022 are entitled to notice of, and to vote at, the annual meeting. Common shares may be voted only if the stockholder is present in person or is represented by proxy at the annual meeting. As of the record date, 221,165,086 common shares were issued and outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders do not have cumulative voting rights.

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What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person or by proxy to constitute a quorum. Unless a quorum is present at the meeting, no action may be taken at the meeting except the adjournment thereof to a later time.  All valid proxies returned will be included in the determination of whether a quorum is present at the meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will also be treated as present for quorum purposes.

What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One, the election of directors, is not considered to be a “routine” matter under the NYSE rules. Proposal Two, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules. Proposal Three, an advisory non-binding resolution on our executive compensation, is not considered to be a “routine” matter under the NYSE rules. Proposal Four, the approval of our 2022 Long Term Incentive Plan, is not considered to be a “routine” matter under the NYSE rules.

How are Abstentions Treated?

Abstentions are treated as present for quorum purposes, but are not considered to be votes cast.

What Vote is Required to Approve Each Proposal?

•

Election of Directors. Directors are elected by a plurality of the votes cast at the annual meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “FOR” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee. In the absence of specific direction, shares represented by a proxy will be voted “FOR” the election of all nominees.

•

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022 requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. In the

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absence of specific direction, shares represented by a proxy will be voted “FOR” the ratification.
•

Advisory Vote on Executive Compensation. Approval of the advisory, non-binding resolution on our executive compensation requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the result of such vote.

•

Approval of 2022 Long Term Incentive Plan.  Approval of our 2022 Long Term Incentive Plan requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. In the absence of specific direction, shares represented by a proxy will be voted “FOR” the approval of our 2022 Long Term Incentive Plan.

How Do I Vote?

•	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your common shares at the meeting:
•

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

•

Voting by Mail.  If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of each of the ten nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified; (2) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022; (3) FOR the advisory, non-binding resolution on our executive compensation; and (4) FOR the approval of our 2022 Long Term Incentive Plan.

•

In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the meeting in person, we recommend that you submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. If you wish to attend the meeting and vote in person, you may contact Investor Relations at (917) 365-7979 for directions.

•

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may

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have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under NYSE rules, your broker or other custodian does not have discretion to vote uninstructed shares on any of the Proposals other than Proposal 2, ratification of the appointment of our independent registered public accounting firm, because this is a routine matter. See “What is a Broker Non-Vote?”

How May I Revoke or Change my Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•

Submitting a later-dated proxy by mail, over the telephone or through the Internet. Any later-dated proxy must be delivered to our Secretary at the address shown on the cover page of this proxy statement before the closing of the vote at the meeting.

•	Attending the meeting and voting in person. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your accounts in the future, you should contact our transfer agent, AST Financial, at help@astfinancial.com, phone (800) 937-5449; outside the U.S., phone (718) 921-8300. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a stockholder.

What if I Receive Only One Set of Proxy Materials Although There are Multiple Stockholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian.  This practice of sending only one copy of proxy materials is known as “householding.” The reason we do this is to attempt to conserve resources. If you did not respond to a timely notice that you do not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials has been sent to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm,

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and your account number to AST, Householding Department, 6201 15th Avenue, Brooklyn, NY 11219, or by calling telephone number (800) 937-5449. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your request to Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103, Attention: Jessica K. Norman, Secretary, or by calling Ms. Norman at (267) 270-4800. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Ms. Norman in the same manner.

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2021 annual report are available at the following website: http://www.astproxyportal.com/ast/18286/.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2021 annual report with this proxy statement. The 2021 annual report includes our audited financial statements, along with other financial information about us. Our 2021 annual report is not part of the proxy solicitation materials. You may obtain, free of charge, a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 by: (1) accessing our Internet site at www.irtliving.com and clicking on the “Investor Relations” link; (2) writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103; or (3) calling Ms. Norman at (267) 270-4800. You may also obtain a copy of our Annual Report on Form 10-K and other periodic and current reports that we file with, or furnish to, the Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

Who is Soliciting My Vote and Who Bears the Expenses of the Proxy Solicitation?

We are soliciting proxies and will bear the cost of the solicitations. Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our directors, officers or employees for soliciting proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares. We have retained D.F. King for a fee of $10,000, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders.

How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2023 annual meeting of stockholders in accordance with rules of the SEC. See “Stockholder Proposals and Director Nominations — Stockholder Proposals Submitted Pursuant to Rule 14a-8” later in this proxy statement. Any stockholder who wishes to propose any business at the 2023 annual meeting, other than for inclusion in our proxy statement pursuant to Rule 14a-8, must provide timely notice and satisfy the other requirements in our Bylaws. Proposals should be delivered or mailed to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103. See “Stockholder Proposals and Director Nominations — Director Nominations and Stockholder Proposals not Submitted pursuant to Rule 14a-8” later in this proxy statement.

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PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider in deciding how to vote.  You should read the entire proxy statement carefully before voting.

All references in this proxy statement to “IRT,” “we,” “us,” “our,” or the “Company” shall refer to Independence Realty Trust, Inc. and its subsidiaries.

VOTING AT the 2022 ANNUAL MEETING OF STOCKHOLDERS

IRT’s 2022 annual meeting of stockholders will be held on Wednesday, May 18, 2022, at 9:00 a.m. (local time) at 1835 Market Street, Suite 1720, Philadelphia, Pennsylvania 19103.

Only holders of record of our common stock at the close of business on March 15, 2022 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Our Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about March 18, 2022, we mailed a Notice of Internet Availability of Proxy Materials to stockholders. This proxy statement and the form of proxy are first being furnished to stockholders on or about March 18, 2022.

VOTING MATTERS

Items of Business		Our Board’s Recommendation	Page Reference (for more detail)
1	The election of ten persons to our Board of Directors, each to serve for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.	✓ FOR each nominee	2
2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022.	✓ FOR	2
3	An advisory, non-binding resolution on our executive compensation.	✓ FOR	2
4	The approval of our 2022 Long Term Incentive Plan.	✓ FOR	2
Shareholders will also consider any other business as may properly come before the annual meeting and any adjournment or postponement thereof.

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2021 BUSINESS HIGHLIGHTS

IRT is a real estate investment trust that acquires, owns, operates, improves and manages multifamily apartment communities across non-gateway U.S. markets, including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Memphis, TN. IRT seeks to maximize stockholder value through diligent portfolio management, strong operational performance, and a return of capital through distributions and capital appreciation.

2021 was a year underscored by growth across our portfolio, as well as the completion of our strategic merger with Steadfast Apartment REIT, Inc. (“STAR”), making IRT a leading multifamily REIT focused on the high growth U.S. Sunbelt region. In addition, we continued to advance our high return, value add program and drive growth through asset acquisitions and dispositions, as well as joint venture relationships in new multifamily developments.

In 2021, we delivered full year same store NOI growth of 11.4% supported by improvements in average occupancy rates and rental income.*
2021 FINANCIAL HIGHLIGHTS:

➢Produced earnings per diluted share of $0.41

➢Produced core funds from operations (“CFFO”) per share of $0.84*

➢Declared dividends of $0.48 per common share

➢Generated sector leading same-store NOI growth of 11.4%*

*Please see “Compensation Discussion and Analysis” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Our transformative merger and strategic capital recycling program increased exposure in the desirable Sunbelt region of the United States.
STRATEGIC MERGER:

In December 2021, we completed our merger (the “Merger”) with STAR to form a combined company with an equity market capitalization of approximately $5.6 billion and a total enterprise value of approximately $8.1 billion (as of market close on December 15, 2021).  The Merger joined together two high-quality portfolios with complementary geographic footprints in the highly desirable Sunbelt region of the United States and significantly advances our growth, financial and operating priorities through the integration of best practices from both companies, enhanced operating efficiencies and the benefits of size and scale in our markets.

PORTFOLIO UPDATES:

In addition to the portfolio enhancements achieved as a result of our merger with STAR, during 2021, we continued our capital recycling initiative aimed at disposing of assets that no longer meet our long-term strategy or when market conditions are favorable. Dispositions also allow us to realize a portion of the value created through our investments and provide additional liquidity. As part of this capital recycling initiative, we sold three properties and we acquired  two properties which expanded our footprint in Charlotte, NC and Dallas, TX. At December 31, 2021, we owned and operated 123 multifamily apartment communities that contain 36,831 units in 15 states.

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We advanced our value add programs, adding to our portfolio of communities prime for redevelopment.
VALUE-ADD INITIATIVE:

As part of our initiative to upgrade units at selected communities, we completed renovations and upgrades at 953 units during 2021.  We have a robust pipeline of units available for future value-add upgrades, which includes 8,000 units from our historic portfolio and 12,000 units which were acquired through the STAR Merger.

JOINT VENTURE RELATIONSHIPS:

IRT is exploring preferred equity investments and joint venture relationships focused on new multifamily development. Our investment efforts provide multiple avenues for accretive capital allocation and value creation.

We are focused on continuing to improve our leverage profile and improving our balance sheet.
CAPITAL MARKETS:

In July 2021, we entered into forward equity sales agreements to sell an aggregate of 16.1 million shares of our common stock at a price of $17.04 per share, net of underwriting commissions and discounts. In December 2021, we issued and physically settled 16.1 million shares of our common stock under the forward equity sales agreements, receiving net proceeds of approximately $271.8 million. In addition, during the fourth quarter of 2020 and the first half of 2021, we sold 2.9 million shares of our common stock under our at-the-market program, yielding net proceeds of approximately $41.7 million.

DELEVERAGING:

In connection with the Merger, we completed the sale of 9 of our properties; the $403 million in gross sales proceeds from which, along with proceeds received from our July 2021 forward equity offering totaling approximately $272 million, were used to pay down debt, reducing IRT’s 2021 year-end net debt to adjusted EBITDA ratio to 7.7x giving effect to the impact of foregoing deleveraging. See Appendix A footnote (a) for a complete list of adjustments impacting net debt to adjusted  EBITDA.

UNSECURED DEBT FACILITY:

In December 2021, we amended and restated our unsecured credit facility to increase the borrowing capacity under our revolving credit facility from $350 million to $500 million and to extend the maturity date of the revolving credit facility from May 2023 to January 2026. The amended and restated credit facility also consolidated our three outstanding term loans in the aggregate amount of $500 million.

We believe our advancements in 2021, along with our plans to continue to drive strong operating results, well position IRT to realize attractive growth in the multifamily sector for years to come.

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DIRECTOR HIGHLIGHTS

					Committee Memberships
Name	Age	Tenure	Principal Profession	Independent	AC	CC	NGC	FIC	RC
Scott Schaeffer*	59	10yrs	Chair of the Board and Chief Executive Officer of IRT
Stephen R. Bowie	71	1yr	Partner at Pacific Development Group	✓				X	X
Ned W. Brines	60	1yr	Chief Investment Strategy at Arnel & Associates	✓	X	X	X
Richard D. Gebert	64	4yrs	Retired Audit Partner from Grant Thornton LLP	✓	C	X
Melinda H. McClure**	54	5yrs	Director of Arlington Asset Investment Corp.	✓			C
Ella S. Neyland	67	1yr	Chief Operating Officer at IRT
Thomas H. Purcell	71	1yr	Chair and Chief Executive Officer of the Curci Companies	✓	X			C
Ana Marie del Rio	67	1yr	Chief Legal Officer of the Steadfast Companies						C
Deforest B. Soaries, Jr.	70	10yrs	Retired Senior Pastor of First Baptist Church of Lincoln Gardens	✓		C	X
Lisa Washington	54	1yr	Chief Legal Officer and Senior Vice President of WSFS Financial Corporation	✓				X	X

* Chair of Board   ** Lead Independent Director   C Chair   X Member

AC: Audit Committee   CC: Compensation Committee   NGC: Nominating & Governance Committee   FIC: Finance & Investment Committee   RC: Risk Committee

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CORPORATE SUSTAINABILITY HIGHLIGHTS

At IRT, we believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society while mutually benefiting our residents, investors, employees and the communities we serve. We seek to adopt policies and enact practices which are sustainable and socially responsible.

We are aligned with our Board in our commitment to corporate social responsibility and good governance, as evidenced by our concerted efforts over recent years to enact changes to increase transparency and adopt practices which are in the best interest of all stakeholders. The following are some initiatives taken over recent years by us and our board to bolster our Environmental, Social and Governance (“ESG”) program and enhance disclosure to our key stakeholders.

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GOVERNANCE HIGHLIGHTS

We are dedicated to establishing and maintaining good corporate governance standards in order to serve the interests of our stockholders and better align the interests of directors and management with those of our stockholders. The following are key attributes of our governance framework:

➢7 of 10 Director Nominees are Independent

➢Annual Election of Directors

➢Lead Independent Director

➢Independent Audit, Compensation, and Nominating and Governance Committees

➢Regular Executive Sessions of Independent Directors

➢Risk Oversight by Board and Committees

➢Authority for Board to retain outside advisors

➢Annual Board Self-Assessment Process

➢Ongoing Board Refreshment Process

➢Mandatory Retirement Age for Directors

➢Limitation of Service on other Boards

➢Nominating and Governance Committee oversight of Corporate Sustainability

➢Express Board diversity commitment in Corporate Governance Guidelines

➢Commitment to Diversity – 30% of Directors are female; 30% of Directors are racially or ethnically diverse

➢Regular Succession Planning

➢Active Stockholder Engagement

➢No Stockholder Rights Plan

➢Internal Disclosure Committee for Financial Reporting

➢Share Ownership Guidelines for Directors and Executive Officers

➢Prohibition against Hedging of Company shares

➢Stockholder ability to amend Bylaws

➢Executive Compensation driven by Objective Pay for Performance Philosophy

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ENVIRONMENTAL & COMMUNITY COMMITMENTS

We seek to adopt policies and enact practices which are sustainable and socially responsible. The following are initiatives we have undertaken which serve to reduce our impact on the environment and increase our contribution to society:

PROTECTING OUR EARTH:

☑ REDUCE CONSUMPTION by optimizing lighting, electronic usage and thermal settings at every leasing office in our portfolio as well as our corporate offices, opting to go paperless whenever possible.

☑ CONSERVE WATER by upgrading plumbing fixtures, and planting native landscape.

☑ REDUCE GREENHOUSE GAS EMISSIONS by implementing LED lighting retrofits and replacing outdated appliances with more energy efficient models.

☑ SUPPORT CARBON REDUCTION through a partnership with One Tree Planted to support reforestation projects in the U.S. In 2021, IRT was responsible for the planting of nearly 7,000 trees in Florida and Appalachia.

☑ GENERATE COMPANY-WIDE BUY-IN through a committee comprised of cross-functional IRT team members.

SUPPORTING OUR COMMUNITIES:

☑ SUPPORT CHARITABLE AND PHILANTHROPIC ORGANIZATIONS like the Boys & Girls Clubs of America, Project Home, and other charities located in the heart of the communities we serve.

☑ FIGHT HOMELESSNESS by partnering with Shelters to Shutters to employ qualified individuals experiencing situational homelessness and supporting organizations like Project Home.

☑ ENCOURAGE ETHICAL CONDUCT by maintaining a Code of Ethics, a Vendor Code of Conduct and a Whistleblower Policy. In addition, IRT maintains an ethics hotline hosted by an independent, professional reporting service retained by the Company to assist with receiving reports of compliance concerns and suspected violations, and it is available 24 hours a day, 7 days a week.

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STAKEHOLDER ENGAGEMENTS

We are committed to understanding the priorities and perspectives of all of our stakeholders and operating our business in a manner which aligns with their interests. The following initiatives are core components of our corporate sustainability strategy which we believe support our stakeholders:

CARING FOR OUR EMPLOYEES:

☑ PROTECT ASSOCIATES during the COVID-19 pandemic by providing personal protective equipment and permitting remote work.

☑ ENHANCE DIVERSITY & INCLUSION through training, appreciation initiatives and associate committees.

☑ PROMOTE PAY EQUITY through fair, equal and non-discriminatory compensation practices.

☑ EDUCATE ASSOCIATES by providing robust training and financial assistance for certifications and continued education.

☑ SURVEY ASSOCIATES to identify employee needs and implement changes to foster a positive work environment.

☑ SUPPORT ASSOCIATES with comprehensive benefits packages including medical, vision, dental, 401(k) & paid time off.

SERVING OUR RESIDENTS:

☑ SURVEY OUR RESIDENTS regularly and tie feedback to compensation for our property management teams.

☑ UPGRADE PROPERTIES with new, desirable amenities to enhance the resident living experience.

☑ ENGAGE WITH OUR RESIDENTS through regularly hosted community events.

☑ MAINTAIN APARTMENT HOMES through robust and systematic preventative maintenance programs and with rapid responses to any service-related issue.

ENGAGING WITH OUR STOCKHOLDERS:

☑ ACTIVE, YEAR-ROUND ENGAGEMENT with our investors to share our perspective on management and solicit their feedback on ongoing Company initiatives and performance.

☑ HOST ON-SITE PROPERTY TOURS to allow investors an up-close view of our core assets.

☑ ACTIVELY PARTICIPATE & PRESENT REGULARLY at industry conferences.

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PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our business and affairs are managed under the direction of the Board of Directors. Our Board currently consists of ten directors, all of whom have been nominated for election at the annual meeting, with each to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

In selecting nominees, our Board and its Nominating and Governance Committee, which we refer to as our Nominating Committee, assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Our Board values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees.

The Board, upon the recommendation of the Nominating Committee, has nominated each of Scott F. Schaeffer, Stephen R. Bowie, New W. Brines, Richard D. Gebert, Melinda H. McClure, Ella S. Neyland, Thomas H. Purcell, Ana Marie del Rio, DeForest B. Soaries, Jr., and Lisa Washington for election at the annual meeting to serve for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified. We believe that each of our director nominees has the specific qualifications, attributes, skills and experience necessary to serve as an effective director on our Board, as indicated directly below the biographical summaries of each of them.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  However, if any nominee should become unable for any reason or unwilling for good cause to serve, then proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees named in this Proposal 1 to serve as a director for a term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Board Expertise

The Board believes that experience or expertise in the following areas is particularly relevant to IRT’s business model and should be possessed by one or more members of the Board. These factors, along with others, were considered in selecting the nominees for election.  Collectively, our nominees standing for election possess the following skills and expertise:

CORPORATE GOVERNANCE	RISK OVERSIGHT
COMMERCIAL REAL ESTATE	BUSINESS ADMINISTRATION
SUSTAINABILITY & CORPORATE RESPONSIBILITY	CAPITAL ALLOCATIONS
FINANCIAL LITERACY	PRIVACY/TECHNOLOGY
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Board Composition

The Board believes that diversity of backgrounds, experience, perspectives and leadership in different fields, along with ongoing board refreshment, is important to ensure the broadest range of ideas and perspectives are contributed to Board discussions and to represent our associates, residents and investors.  Moreover, in furtherance of its commitment to a policy of inclusiveness and to pursuit of diversity, our Board amended our Corporate Governance Guidelines in February 2021 to ensure that our Nominating and Governance Committee will include, and will have any search firm it engages include, racially/ethnically and gender diverse candidates in the initial pool from which the Nominating and Governance Committee selects director candidates and will require that any firm it may engage for any external search for a chief executive officer candidate to include racially/ethnically and gender diverse candidates in the initial pool.  Set forth below is a snapshot of the composition of our Board of Directors immediately following the Annual Meeting if the ten individuals nominated for election at the annual meeting are re-elected.

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Director Biographies

Set forth below are biographical summaries of the individuals nominated for election at the annual meeting.

SCOTT F. SCHAEFFER
Chair of the Board and Chief Executive Officer Director since: January 2011 Age: 59

Mr. Schaeffer has served as the Chair of our Board since January 2011, as our Chief Executive Officer since February 2013 and as our president from February 2013 to August 2014. He served as the chief executive officer of RAIT Financial Trust, or RAIT, a real estate investment trust, from February 2009 to December 2016 and as its chair from December 2010 to October 2016. Prior to his position as the chief executive officer of RAIT, Mr. Schaeffer held various other executive positions at RAIT from September 2000. Mr. Schaeffer resigned from RAIT when we completed transactions to internalize our management and separate from RAIT in December 2016, which we refer to as our management internalization. Mr. Schaeffer served as the vice chair of the board of directors of Resource America, Inc. (NASDAQ: REXI), a specialty finance company, from 1998 to 2000, and as a director until October 2002. In addition to his roles on the board of directors, Mr. Schaeffer served in several senior management positions at Resource America from 1995 to 1998. Mr. Schaeffer also served as president of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer currently serves as a National Trustee of the Boys and Girls Club of America, a position he has held since 2018. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

Key Attributes, Experiences and Skills: Mr. Schaeffer was selected to serve on our Board primarily because of his extensive experience as a chief executive officer of a public REIT and his lengthy career in real estate. Mr. Schaeffer’s position as our Chief Executive Officer, with his detailed knowledge of our business, and his ability to drive and oversee our business strategy, coupled with his communications skills and ability to foster diverse perspectives, make him a highly effective executive Chair.

STEPHEN R. BOWIE
Independent Director Committees: Finance & Investment, Risk Director since: December 2021 Age: 71

Stephen R. Bowie has served as one of our independent directors since the consummation of the Merger in December 2021. Mr. Bowie also served as an independent director of Steadfast Apartment REIT, Inc. from March 2020 to December 2021 and STAR III from January 2016 to March 2020. Mr. Bowie currently is a partner with Pacific Development Group, a position he has held since 1987, specializing in the development and management of neighborhood and community shopping centers throughout California, with a primary responsibility in the development of new projects. From 1979 to 1987, Mr. Bowie served as president of Bowie Development Company, Inc., a California corporation. Mr. Bowie earned a Bachelor of Science degree in business administration from the University of Southern California. Mr. Bowie is a member of the International Council of Shopping Centers and a licensed real estate broker in California, and serves on multiple boards, including the Northrise University Initiative 501(c)(3) and the Northrise University Board of Trustees.

Key Attributes, Experiences and Skills: Mr. Bowie was selected to serve on our Board primarily because of his prior experience in the development and management of commercial real estate.
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NED W. BRINES
Independent Director Committees: Audit, Compensation, Nominating & Governance Director since: December 2021 Age: 60

Ned W. Brines has served as one of our independent directors since the consummation of the Merger in December 2021. Mr. Brines also served as an independent director of Steadfast Apartment REIT, Inc. from March 2020 to December 2021, an independent director of SIR from October 2012 to March 2020, an independent director of STAR III from January 2016 to March 2020 and served as an independent trustee of Stira Alcentra Global Credit Fund from March 2017 to May 2019. Mr. Brines is presently the Chief of Investment Strategy for Arnel & Affiliates where he oversees the management of the assets of a private family with significant and diversified holdings. From 2012 to 2016, Mr. Brines served as the Chief Investment Officer for the Citizen Trust Wealth Management and Trust division of Citizens Business Bank, where he was responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment adviser firm. From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings. From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena, managing its Small Cap Growth Fund with $1.6 billion in assets under management. Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 where he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in assets under management. Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst designation and is a member of the Global Capital Market Allocation Committee for the Milken Institute. Mr. Brines is involved in various community activities, including serving on the investment committee of City of Hope.

Key Attributes, Experiences and Skills:  Mr. Brines was selected to serve on our Board primarily because of his prior investment management experience and financial expertise and his involvement in executive leadership.

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RICHARD D. GEBERT
Independent Director Committees: Audit (Chair), Compensation Director since: October 2017 Age: 64

Mr. Gebert has served as one of our independent directors since October 2017. He has served as a board and audit committee member of The Association of Corporate Growth (ACG Global), a membership organization focused on middle market growth from September 2016 to October 2019. Prior to that from 1995 to July 2016, he was an audit partner of Grant Thornton LLP, a national accounting firm. In addition to serving as an audit partner with Grant Thornton LLP, Mr. Gebert held the following additional roles at Grant Thornton LLP: (i) member of the Senior Leadership Team from August 2013 to July 2016, (ii) East Region Managing Partner from 2011 to July 2016, (iii) Managing Partner of Philadelphia Office from 1999 to 2011, and (iv) member of the Partnership Board from 2003 to 2011. Before joining Grant Thornton LLP, he was employed at AG Epstein Co from 1979 to 1995, a local accounting firm that eventually merged into Grant Thornton LLP.  Mr. Gebert became a partner at AG Epstein Co in 1987. While in practice, Mr. Gebert was a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), and the Georgia Society of Certified Public Accountants. Mr. Gebert was a certified public accountant, and he holds a Bachelor of Business Administration from Temple University.

Key Attributes, Experiences and Skills: Mr. Gebert was selected to serve on our Board because of his extensive experience and expertise in financial reporting, accounting and controls, his deep understanding of risk management and finance, and his involvement in executive leadership.

MELINDA H. McCLURE
Lead Independent Director Committees: Nominating & Governance (Chair) Director since: June 2017 Age: 54 Other Public Company Boards: Arlington Asset Investment Corp.

Ms. McClure was the founding director and CEO of VisionBank (in organization) and became the executive vice president and head of strategic planning for Old Dominion National Bank, a community bank headquartered in the Greater Washington region upon the two firms combination; a position she retained until July 2021. She is an independent director of Arlington Asset Investment Corp. (NYSE: AAIC). She served from 2006 to 2018 as the principal of Democracy Funding LLC, a registered broker-dealer and its affiliates focused on providing capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation as well as to private sector financial services and real estate companies. Ms. McClure served in numerous positions at FBR & Co, an investment bank, from 1991 to 2006 including, as senior managing director of investment banking where she focused on providing capital markets and advisory services to middle market financial services and real estate companies. Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. from its inception in 2005 to its sale to UnitedBank in 2016. While a director of the Bank of Georgetown she served as the chairman of the strategic planning committee, and as a member of the compensation committee. She earned her Bachelor of Arts Degree from the University of Richmond.

Key Attributes, Experiences and Skills: Ms. McClure was selected to serve on our Board because of her extensive leadership experience in the asset management, financial services, and real estate industries.

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ELLA S. NEYLAND
Chief Operating Officer Director since: December 2021 Age: 67

Ella S. Neyland has served as our Chief Operating Officer and director since the consummation of the Merger in December 2021. Previously Ms.   Neyland served in various roles at Steadfast Apartment REIT, Inc., including President from September 2013 to December 2021, Chief Financial Officer and Treasurer from June 2020 to December 2021 and as an affiliated director from August 2013 to December 2021. Ms. Neyland also served as President and affiliated director of SIR, positions she held from October 2012 through March 2020. Ms. Neyland served as an independent director of SIR from October 2011 to September 2012. In addition, Ms. Neyland served as the President and affiliated director of STAR III, positions she held from August 2015 and January 2016, respectively, through March 2020. Ms. Neyland was a founder of Thin Centers MD (“TCMD”) and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of SBMI, LLC, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of UDR, Inc. (formerly known as United Dominion Realty Trust, Inc.), where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Prior to working at UDR, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd., from November 1999 to March 2001, and served as Executive Director of CIBC World Markets, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne Capital Holdings LLC. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Key Attributes, Experiences and Skills: Ms. Neyland was selected to serve on our Board primarily because of her prior experience in banking and finance and her extensive involvement in the multifamily real estate industry and executive leadership.

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THOMAS H. PURCELL

Independent Director Committees: Finance & Investment (Chair), Audit Director since: December 2021 Age: 71

Thomas H. Purcell has served as one of our independent directors since the consummation of the Merger in December 2021. Mr. Purcell also served as an independent director of Steadfast Apartment REIT, Inc. from since August 2013. Mr. Purcell has been actively involved in the real estate development business since 1972. Since September 2009, Mr. Purcell has served as chairman and chief executive officer of the Curci Companies, a family real estate investment company that owns and manages real estate throughout the western United States. Before that, Mr. Purcell was Co-Founder and President of Spring Creek Investors, LLC, a private equity capital business focused on real estate development. Mr. Purcell also served as President of Diversified Shopping Centers, were he developed and managed neighborhood and community shopping centers. From 1977 to 1996, Mr. Purcell was Co-Founder and served as President of a shopping center development business that developed and renovated over four million square feet of retail shopping centers. Since 2007, Mr. Purcell has been Vice Chairman and board member of Bixby Land Company, a private industrial REIT, where he also chairs the investment committee and is a member of the compensation committee of the Board of Directors (the “Compensation Committee”). Mr. Purcell is a member of the International Council of Shopping Centers, (“ICSC”), and previously served as Western Division Vice President and on the board of trustees and executive committee of ICSC. He was Western Division Vice President of ICSC and served on the organization’s board of trustees and executive committee. He also was a trustee of the ICSC Educational Foundation. Mr. Purcell formerly served as a board member of the California Business Properties Association and an advisory board member of Buchanan Street Partners and Western National Realty Fund. Mr. Purcell received a Bachelor of Science in Finance from the University of Southern California.

Key Attributes, Experiences and Skills: Mr. Purcell was selected to serve on our Board primarily because of his prior experience as an executive of real estate investment and development companies.

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ANA MARIE DEL RIO
Committees: Risk (Chair) Director since: December 2021 Age: 67

Ana Marie del Rio has served as a director since the consummation of the Merger in December 2021. Ms. Del Rio also served as a director of Steadfast Apartment REIT, Inc. from April 6, 2020 to December 2021 and served as Secretary and Compliance Officer from September 2013 through August 2020. Ms. del Rio also served as Secretary and Compliance Officer of SIR, positions she held from its inception in May 2009 through March 2020, and Secretary and Compliance Officer of STAR III, positions held from August 2015 through March 2020. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages its Legal Services, Compliance and Risk Management Departments. In addition, Ms. del Rio works closely with Steadfast Management Company, Inc. in the management of Steadfast Companies’ residential apartment homes. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the board of directors of Project Access and Thomas House, each a nonprofit corporation, and is a lecturer for the University of California, Irvine, School of Law, Community and Economic Development Clinic.

Key Attributes, Experiences and Skills:  Ms. del Rio was selected to serve on our Board primarily because of her prior experience in corporate governance, risk oversight and legal compliance in the real estate industry, and her extensive involvement in executive leadership.

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DEFOREST B. SOARIES, JR., D.MIN
Independent Director Committees: Compensation (Chair), Nominating & Governance Director since: February 2011 Age: 70 Other Public Company Boards: Ocwen Financial Corporation

Dr. Soaries has served as one of our independent directors since February 2011. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003. In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding. Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. Since January 2015, he has served as a director on the board of directors, or the Ocwen board, of Ocwen Financial Corporation (NYSE: OCN), a publicly traded financial services holding company, and serves as a member of the audit committee of the Ocwen board. From 2004 to 2005, he served as the first chair of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate. From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was apartment real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991. He has led the development, ownership, conversion and management of several apartment projects as a community development executive. Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio.

Key Attributes, Experiences and Skills: Dr. Soaries was selected to serve on our Board primarily because of his diverse background in banking, community development, apartment properties, government and as a director of the Federal Home Loan Bank of New York.

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LISA WASHINGTON
Independent Director Committees: Finance & Investment, Risk Director since: January 2021 Age: 54

Lisa Washington has served as one of our independent directors since January 2021. Ms. Washington is Chief Legal Officer (“CLO”) and a Senior Vice President of WSFS Financial Corporation (NASDAQ: WSFS), the financial services holding company of Wilmington Savings Fund Society, a position which she has held since September 2019. In addition, Ms. Washington serves as Chair of the Board of JEVS Human Services, Inc., a not-for-profit social service organization, and is also a Board Member and Secretary of the Rosenbach Museum & Library in Philadelphia. From July 2018 to September 2019, Ms. Washington served as a legal advisor and consultant through Washington Consulting, LLC to Atlas Energy Group, LLC, an energy exploration and production company. From February 2012 until July 2018, Ms. Washington served as the CLO and Secretary of Atlas Energy Group, LLC. Ms. Washington served as CLO and Secretary at the general partner of Atlas Energy, L.P., from January 2006 until February 2015. From September 2016 to July 2018, she served as the Vice President, CLO and Secretary of Titan Energy, LLC, a publicly traded exploration and production company, and before that was Vice President, CLO and Secretary of Titan’s predecessor, Atlas Resource Partners, L.P. Ms. Washington also held the same titles at the general partner of Atlas Pipeline Partners, L.P., a publicly-traded master limited partnership that provided natural gas gathering and processing services from 2005 until February 2015. Ms. Washington served as CLO and Secretary of the general partner of Atlas Growth Partners, L.P. since its inception in 2013 until July 2018. From 1999 to 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP. Ms. Washington holds a J.D. from the University of Pennsylvania Law School, an M.B.A. in Public Policy and Finance from The Wharton School, and an A.B. in Comparative Literature from Princeton University.

Key Attributes, Experiences and Skills: Ms. Washington was selected to serve on our Board because of her expertise in corporate governance and risk management for public companies and her extensive experience and involvement in executive leadership.

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Corporate Governance Documents

Our shares of common stock are listed on the NYSE under the symbol “IRT” and we are subject to the NYSE’s listing standards.  We have adopted corporate governance guidelines and charters for our Audit, Compensation and Nominating Committees in compliance with NYSE listing standards.

The following key governance documents are available on our website at www.irtliving.com:

KEY CORPORATE GOVERNANCE DOCUMENTS

• Corporate Governance Guidelines • Audit Committee Charter • Compensation Committee Charter • Nominating and Governance Committee Charter • Insider Trading Policy	• Clawback Policy • Stock Ownership Guidelines • Section 16 Reporting Compliance Procedures • Code of Ethics • Whistleblower Policy

These documents are also available free of charge by writing to Independence Realty Trust, to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800. No information contained on the Company’s website is part of or incorporated into this Proxy Statement.

Director Independence and Independence Determinations

None of our directors qualifies as independent unless our Board affirmatively determines that the director has no direct or indirect material relationship with us. Our Corporate Governance Guidelines define independence in accordance with the independence standards established by the NYSE and require our Board to review the independence of all directors at least annually. Our Board has affirmatively determined that seven of our ten directors are independent under NYSE standards, specifically: Mss. McClure and Washington, Dr. Soaries and Messrs. Bowie, Brines, Gebert and Purcell. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Leadership Structure

Our Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between Board and management. Our Board has no policy in principle with respect to the separation of the offices of Chair and Chief Executive Officer. Since February 2013, Mr. Schaeffer has served as both Chair and Chief Executive Officer. Our Board considered Mr. Schaeffer’s significant experience in all aspects of our business as part of its rationale for deciding to combine the roles of Chair and Chief Executive Officer. Our Board believes that our current leadership structure is appropriate at this time because the structure enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for us and because our Board believes its governance processes, as reflected in our Corporate Governance Guidelines and Board committee charters, preserve Board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management. To further preserve Board independence, our Corporate Governance Guidelines require the independent directors to appoint a Lead Independent Director if the role of the Chair is combined with that of the Chief Executive Officer. Our Lead Independent Director further enhances the Board’s leadership structure and effectiveness by focusing on the Board’s processes and priorities, and facilitating independent oversight of management. The Lead Independent Director promotes open dialogue among

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the independent and non-management directors during Board meetings, at executive sessions without the presence of the Chief Executive Officer, and between Board meetings.

Executive Sessions of Non-Management Directors

Our Board holds executive sessions of non-management and independent directors, on a regular basis, but not less frequently than quarterly. In addition, our corporate governance guidelines provide that the independent directors will meet in executive session at least once a year. Our Corporate Governance Guidelines provide that the Lead Independent Director shall preside at these meetings.

Lead Independent Director

Our Corporate Governance Guidelines provide that when the positions of Chair and Chief Executive Officer are combined, the independent directors shall annually appoint an independent director to serve as Lead Independent Director for a one-year term and until his or her successor is appointed. The Lead Independent Director will preside at any meeting of the Board at which the Chair is not present, including at executive sessions for independent and non-management directors, at meetings or portions of meetings on topics where the Chair or the Board raises a possible conflict, and when requested by the Chair.  The Lead Independent Director may call meetings of the independent and non-management directors or of the Board, at such time and place as he or she determines.

The Lead Independent Director will approve Board meeting agendas and schedules for each Board meeting, and may add agenda items in his or her discretion. The Lead Independent Director will have the opportunity to review, approve and/or revise Board meeting materials for distribution to and consideration by the Board; will facilitate communication between the Chair and Chief Executive Officer and the independent and non-management directors, as appropriate; will be available for consultation and communication with stockholders where appropriate; and will perform such other functions as the Board may direct.

Communications with our Independent Directors and Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our independent directors may directly contact such directors by delivering correspondence in care of our Secretary at our principal executive offices at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103. In addition, stockholders may send communications to our Board by sending them to in care of our Secretary.  The Secretary will forward these communications to the Chair of the Audit Committee, who will distribute them to the directors to whom the communications are addressed or as the subject matter warrants. If a stockholder prefers to raise concerns in a confidential or anonymous manner, the concern may be sent in care of our Compliance Officer at our principal executive offices.

Limits on Service on Other Boards

In our Corporate Governance Guidelines, our Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical that our directors have the opportunity to dedicate sufficient time to their service on IRT’s Board. To this end, our Corporate Governance Guidelines provide that our directors may not serve on more than two other public company boards (excluding the Board) without the Board’s consent. None of our directors currently serve on more than one other public company board.

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Director Tenure

Our directors are elected annually. Our Board does not believe it should establish term limits for directors, as it believes term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. Instead the Board prefers to rely upon the evaluation procedures described below as the primary method of ensuring each director continues to act in a manner consistent with the best interests of the Company, its stockholders, and the Board.

Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the anticipation, identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, among other things, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Our Audit Committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax (including compliance with REIT rules), accounting, disclosure, internal control over financial reporting, cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.  In addition, the Audit Committee oversees our enterprise risk management practices to ensure that we are equipped to anticipate, identify, prioritize, and manage material risks to the Company Our Compensation Committee oversees risks associated with our executive compensation programs and arrangements, including incentive plans. Our Nominating Committee oversees risks associated with leadership, succession planning and talent development; and corporate governance. Our Finance & Investment Committee oversees our financial risk management and hedging strategies.  Our Risk Committee assists our Board in its oversight of our enterprise risk management framework, our overall risk-taking tolerance and our management of financial, reputational and operational risks.

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RISK OVERSIGHT RESPONSIBILITIES OF THE BOARD AND ITS COMMITTEES

Code of Ethics

We maintain a code of ethics for our directors, officers and employees in compliance with NYSE listing standards and the definition of a “code of ethics” set forth in applicable rules of the Securities and Exchange Commission, or SEC. The code of ethics reflects and reinforces our commitment to integrity in the conduct of our business. Any waiver of the code of ethics for executive officers or directors may only be made by a majority vote of the disinterested directors or by the Audit Committee, acting as the Board’s “conflicts of interest” committee; and any waiver will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website at www.irtliving.com.

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Hotline Submissions

Our Audit Committee has established procedures, set forth in our code of ethics, for the submission of complaints about our accounting or auditing matters. These procedures include a hotline for the anonymous and confidential submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or auditing matters will be reported to the Chair of our Audit Committee. Our current hotline number is (844) 348-1579.

Board and Committee Meetings; Attendance

Our Board held 16 meetings during 2021. Our Board currently has a standing Audit Committee, Compensation Committee, Nominating Committee, Finance & Investment Committee and Risk Committee. Agendas, schedules, and information distributed for meetings of Board committees are the responsibility of the respective Committee Chairs. All directors may request agenda items, additional information, and/or modifications to schedules as they deem appropriate, both for the Board and the committees on which they serve.

The table below provides 2021 membership and meeting information for each of these committees:

Board Member	Audit	Compensation	Nominating	Finance & Investment	Risk
Scott F. Schaeffer*
Stephen Bowie†				X	X
Ned W. Brines†	X	X	X
Richard D. Gebert	Chair	X
Melinda H. McClure**			Chair
Ella Neyland†
Thomas Purcell†	X			Chair
Ana Marie del Rio†					Chair
DeForest Soaries, Jr., D.Min		Chair	X
Lisa Washington				X	X
Meetings held in 2021	7	5	4	--††	--††

*Chair of the Board

**Lead Independent Director

†Appointed as a Director on December 16, 2021 in connection with the Merger

†† Committee formed on December 16, 2021 in connection with the Merger

In 2021, all of the then-serving directors attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by committees of the Board on which he or she served. Our Corporate Governance Guidelines provide that our directors are expected to attend our annual meeting of stockholders. All of our then-serving directors attended our 2021 annual meeting of stockholders either in person or by video conference.

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Audit Committee

Each member of our Audit Committee is independent under NYSE standards and SEC regulations and each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee. Mr. Gebert is the Audit Committee Chair is qualified as an “audit committee financial expert” within the meaning of SEC regulations. Our Board reached its conclusion as to the qualifications of Mr. Gebert based on his education and experience in analyzing financial statements of a variety of companies.

Our Audit Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE AUDIT COMMITTEE RELATE TO OVERSIGHT OF:

•      our accounting and the integrity of our consolidated financial statements and financial reporting process;

•      our systems of disclosure controls and procedures and internal control over financial reporting;

•      our compliance with financial, legal and regulatory requirements;

•      the qualifications, independence and performance of our independent registered public accounting firm;

•      the performance of our internal audit function;

•      our compliance with our code of ethics, including the review and assessment of related party transactions and the granting of any waivers to the code of ethics; and

•      risks and exposures as described above under “Risk Oversight.”

Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. The Audit Committee has adopted audit and non-audit services pre-approval guidelines.

Our Board has delegated oversight of compliance with our code of ethics to the Audit Committee, including the review of related party transactions and the granting of waivers to the code of ethics. If the Audit Committee grants any waivers to the code of ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE regulations.

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Compensation Committee

Each member of our Compensation Committee is independent under NYSE standards. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee. Dr. Soaries is the Compensation Committee Chair. Our Compensation Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE COMPENSATION COMMITTEE INCLUDE:

•      reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•      reviewing and approving the compensation of the Named Executive Officers;

•      reviewing and approving our executive compensation policies and plans;

•      administering our incentive compensation equity-based plans, including our Long Term Incentive Plan, or the LTIP;

•      producing a report on executive compensation to be included in our annual proxy statement; and

•      reviewing and approving compensation for non-employee directors.

Our Compensation Committee retained Semler Brossy Consulting Group as its consultant for 2021. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis – Role of Compensation Consultant” later in this proxy statement.

Nominating Committee

Each member of our Nominating Committee is independent under NYSE standards. The charter of our Nominating Committee requires such independence as a condition to continued membership on the Nominating Committee. Ms. McClure is the Nominating Committee Chair. Our Nominating Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE NOMINATING COMMITTEE INCLUDE:

•      identifying qualified candidates for election as directors and recommending to the Board nominees for election as directors at the annual meeting of stockholders or for appointment to fill vacancies;

•      developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•      making recommendations to the Board on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•overseeing engagement efforts with stockholders and key stakeholders, including ESG ratings agencies;

•      overseeing the evaluation of the Board, its committees and management; and

•      annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or

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otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee seeks to make its recommendations for director nominees for each annual meeting to the Board by the end of the first quarter each year.

The Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. The Nominating Committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide directors who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the Nominating Committee may look for in any particular director nominee depends on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the Board.

However, the Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of our business. In 2021, consistent with its overall views with respect to diversity and in order to formalize our practice, the Nominating Committee enhanced our Corporate Governance Guidelines and the Charter of our Nominating Committee by amending such documents to specifically require that diverse candidates, based on ethnicity and gender, be included in the initial pool for any external search for director candidates. In addition, any search firm used for conducting any such searches is required to include such candidates in its initial pool of candidates. The Nominating Committee, in consultation with the Board, will regularly review the changing needs with respect to the skills and experience of Board members.

The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Nominating Committee considers the attributes of the candidate and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations.”

Finance & Investment Committee

Thomas Purcell is the Finance & Investment Committee Chair. Our Finance & Investment Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE FINANCE & INVESTMENT COMMITTEE INCLUDE:

•      assisting our Board in its oversight of our balance sheet and capital management strategy, including oversight of our capital structure, cost of capital, investments and returns; and

•      reviewing and approving certain investments in specific real estate assets proposed by our management.

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Risk Committee

Ana Marie del Rio is the Risk Committee Chair. Our Risk Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

THE PRINCIPAL FUNCTIONS OF THE RISK COMMITTEE INCLUDE:

•      assisting our Board in its oversight of our enterprise risk management framework;

•      assisting our Board in its oversight of our overall risk-taking tolerance; and

•      assisting our Board in its oversight of our management of financial, reputational and operational risks.

Our Risk Committee is also responsible for, on an annual basis, and in coordination with our Nominating Committee, reviewing with management our succession planning process with respect to the chief executive officer and other senior management.

Board, Committee and Director Evaluations

Recognizing the importance of a rigorous self-evaluation process to allow boards to assess their performance and identify and address any potential gaps in the boardroom, our Board conducts annual self-evaluations of the performance of the Board, its committees and individual directors. The Chair of the Nominating Committee is responsible for leading the evaluation process, which takes place in advance of the annual consideration of director nominees. This annual evaluation process provides a way to monitor progress in certain areas targeted for improvement from year to year and to identify opportunities to enhance Board and committee effectiveness. The evaluations confirm whether the current Board leadership and structure continue to be optimal for us and are an important factor taken into account by the Nominating Committee in making its recommendations to the Board regarding director nominees. As part of the evaluation process, each committee reviews its charter annually.

Stockholder Engagement

We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns. Our senior management team, including our Chair and Chief Executive Officer and Chief Financial Officer and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings and other channels for communication, to understand their concerns. In 2021, senior management held 176 meetings with institutional investors and research analysts, including, three non-deal roadshows/property tours, four investor conferences and one equity offering roadshow.

Corporate and Social Responsibility

We strive to create better places for our residents, neighbors and employees to work and live. We support our employees by investing in training, mentoring and continuing education opportunities, and we promote their health and productivity by providing them and their families with a robust benefits package. We enhance our resident living experience by improving their living environment through robust property management and on-site upgrades, and engaging with our residents through frequent satisfaction surveys and community events. We seek at all times to conduct our business and affairs in accordance with the highest standards of ethical conduct and in compliance with applicable laws, rules and regulations and we expect our partners and vendors to uphold the same standards. We support charities which aim to fight poverty and reduce homelessness.

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Environmental and Sustainability Commitments

We are committed to establishing sustainable practices within our office and clubhouse environments and throughout our communities to reduce our impact on the environment and lower operating costs. In order to achieve our commitment, we seek out cost-effective opportunities to reduce our consumption, conserve water and use energy efficiently.

Stock Ownership Requirements

We have adopted stock ownership requirements for our non-employee Directors and our executive officers. The ownership requirements are to be satisfied six years after the later of (i) their election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements. The requirements provide for a minimum beneficial ownership target of the Company’s common shares, as a multiple of the annual cash retainer, in the case of non-employee Directors, and base salary, in the case of executive officers, as follows:

POSITION	MINIMUM SHARE OWNERSHIP
Non-Employee Directors	5 times cash retainer
Chief Executive Officer	5 times annual salary
Other Executive Officers	3 times annual salary

All non-employee Directors and executive officers are in compliance with these stock ownership guidelines, as they have either met the minimum share ownership requirements or they have not yet reached the date by which such requirements must be satisfied.

Anti-Hedging Policy

We do not consider it appropriate for any of our officers, directors or employees to enter into speculative transactions in our securities that are designed to hedge or offset any decrease in market value of our securities. As the result, we prohibit officers, directors or employees from purchasing puts, calls, options or other derivative securities based on our securities. The policy also prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Officers, directors and employees may also not purchase our securities on margin, borrow against any account in which our securities are held or otherwise pledge our securities.

Clawback Policy

Our Compensation Committee has adopted a Clawback Policy which applies to our executive officers. Under this policy, if the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee will seek to recover incentive compensation erroneously awarded during the three-year period preceding the publication of the restated financial statement, except to the extent the Committee determines that it would be impracticable, inequitable or otherwise inappropriate under the circumstances to do so. The method of recovery of erroneously awarded compensation will be determined by the Compensation Committee.

Additional Governance Matters

We do not have a stockholder rights plan, sometimes referred to as a poison pill. In addition, our Board has by revocable resolution exempted business combinations between us and any other person from the super-majority voting and other restrictions of the Maryland Business Combination Act.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG LLP was first engaged as our independent registered public accounting firm in 2014 and has audited our financial statements for calendar year 2014 through and including calendar year 2021.

In selecting KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, our Audit Committee considered a number of factors, including: (i) the professional qualifications of KPMG LLP, the lead audit partner and other key engagement team members; (ii) the performance and independence of KPMG LLP; (iii) the quality of the Audit Committee’s ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of KPMG LLP’s fees in light of our size and complexity.

Although stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of all votes cast on the matter.

The Board unanimously recommends a vote FOR Proposal 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2022.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2021	2020
Audit Fees(1)	$870,000	$545,000
Audit-Related Fees(2)	530,000	232,250
Tax Fees(3)	290,500	172,760
Total	$1,690,500	$950,010
(1)

Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of

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the Sarbanes-Oxley Act, and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)	Audit-related fees consist of fees to review registration statements and for the issuance of comfort letters associated with the issuance of our common shares.
(3)	Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule.

Audit Committee Report

The Audit Committee has reviewed and discussed our 2021 audited financial statements with our management; has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB; and has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence relative to us.  Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the 2021 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.  This report is made by the undersigned members of the Audit Committee.  This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE

Richard D. Gebert, Chair

Ned W. Brines

Thomas Purcell

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, as of March 15, 2022, by (i) each person known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all directors and executive officers as a group. All percentages have been calculated as of March 15, 2022 and are based upon 221,165,086 shares of common stock outstanding at the close of business on such date (unless otherwise indicated). Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Nature of Ownership	Percent of Class
Common Stock	BlackRock, Inc.	19,727,468	(2)	8.92%
Common Stock	Millennium Management LLC	13,664,564	(3)	6.18%
Common Stock	The Vanguard Group, Inc.	12,229,335	(4)	5.53%

Common Stock	Directors:
	Scott F. Schaeffer	554,050	(5)	*
	Stephen R. Bowie	23,214	(6)	*
	Ned W. Brines	33,402	(7)	*
	Richard D. Gebert	24,471		*
	Melinda H. McClure	24,471		*
	Ella S. Neyland	74,793	(8)	*
	Thomas Purcell	27,534	(9)	*
	Ana Marie del Rio	50,695		*
	DeForest B. Soaries, Jr	42,886		*
	Lisa Washington	4,546		*

	Non-Director Executive Officers:
	James J. Sebra	184,298	(10)	*
	Farrell M. Ender	209,124	(11)	*
	Jessica K. Norman	9,513	(12)	*
	Jason R. Delozier	12,762	(13)	*

	All directors and executive officers as a group:
	(14 persons)	1,275,760		*

*Does not exceed 1%

(1)	Unless otherwise indicated, the business address of each person listed is 1835 Market Street, Philadelphia, Pennsylvania 19103.
(2)

Based solely on an Amendment to Schedule 13G, or the BlackRock 13G, filed with the SEC on March 1, 2022 by BlackRock Inc., or BlackRock. The BlackRock 13G reports that BlackRock beneficially owns 19,727,468 shares of our common stock, has sole power to vote or direct to vote 18,955,897 shares of our common

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stock and sole power to dispose of or to direct the disposition of 19,727,468 shares of our common stock. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)

Based soley on the Schedule 13G, or the Millennium 13G, filed with the SEC on March 14, 2022 by Millennium Management LLC, or Millennium Management. The Millennium 13G reports that Millennium Management beneficially owns 13,664,564 shares of our common stock, has sole power to vote or direct to vote no shares of our common stock, shared power to vote or direct to vote 13,664,564 shares of our common stock, sole power to dispose of or to direct the disposition of no shares of our common stock and shared power to dispose of or to direct the disposition of 13,664,564 shares of our common stock. The business address of Millennium Management is 399 Park Avenue, New York, New York 10022.

(4)

Based solely on an Amendment to Schedule 13G, or the Vanguard 13G, filed with the SEC on February 9, 2022 by The Vanguard Group Inc., or Vanguard Group. The Vanguard 13G reports that Vanguard Group beneficially owns 12,229,335 shares of our common stock, has sole power to vote or direct to vote no shares of our common stock, shared power to vote or direct to vote 188,737 shares of our common stock, sole power to dispose of or to direct the disposition of 11,956,379 shares of our common stock and shared power to dispose or to direct the disposition of 272,956 shares of our common stock. The business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Includes 541,829 common shares directly held by Mr. Schaeffer and 12,221 unvested restricted common shares.
(6)	Includes 8,101 restricted common shares.
(7)	Includes 1,371 common shares indirectly held by Mr. Brines and 8,101 restricted common shares.
(8)	Includes 34,959 common shares indirectly held by Ms. Neyland.
(9)	Includes 3,493 common shares indirectly held by Mr. Purcell and 6,970 restricted common shares.
(10)	Includes 179,409 common shares directly held by Mr. Sebra and 4,889 unvested restricted common shares.
(11)	Includes 204,235 common shares directly held by Mr. Ender and 4,889 unvested restricted common shares.
(12)	All common shares directly held by Ms. Norman.
(13)	All common shares directly held by Mr. Delozier.

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NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors. For our executive officer who is also a director, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

James J. Sebra, age 46, has served as our Chief Financial Officer since May 2012 and our treasurer since January 2011. Mr. Sebra also served as the chief financial officer and treasurer of RAIT from May 2012 to March 2017 and as the senior vice president-finance and chief accounting officer of RAIT from May 2007 to May 2012. Mr. Sebra joined RAIT in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra is presently an Adjunct Professor of Finance at Villanova University, a position he has held since 2011. Since January 2018, Mr. Sebra has also been a board member of Elwyn, a human services nonprofit organization. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University and a Master of Business Administration from Villanova University.  Mr. Sebra is a Certified Public Accountant in Pennsylvania.

Farrell M. Ender, age 46, has served as our President since August 2014. Mr. Ender also served as the President of Independence Realty Advisors, LLC, or IRA, our former external advisor, from April 2013 to December 2016, as Senior Vice President of RAIT, the parent of IRA and our then largest stockholder, from October 2007 through December 2014 and as Vice President of RAIT from October 2002 through October 2007. His experience includes acquisition, property management, construction management and disposition of apartment properties. In his capacity as Senior Vice President of RAIT, Mr. Ender was responsible for investing and structuring both debt and equity financing in commercial real estate properties for RAIT. During that time period, Mr. Ender invested over $1.2 billion on behalf of RAIT of which $833 million was directed into 65 apartment properties containing over 14,000 units. Previously, as a Vice President in RAIT’s underwriting department, Mr. Ender was responsible for performing due diligence and underwriting for approximately $300 million of investments. Before joining RAIT, from 1999 to 2002 Mr. Ender held various real estate positions at Wachovia/Maher Partners, The Staubach Company and Toll Brothers. Mr. Ender received a BBA with a major in finance from James Madison University.

Jessica K. Norman, age 40, has served as our Chief Legal Officer since December 2021 and our Secretary since June 2017.  She previously served as our General Counsel from May 2019 to December 2021. Prior to her appointment as our General Counsel, Jessica served as Executive Vice President – Corporate Counsel for IRT, a role which she held since joining us in December 2016 in connection with our management internalization, and Managing Director – Corporate Counsel for RAIT, our external advisor, from November 2013 through December 2016. While employed at RAIT, Ms. Norman was primarily responsible for overseeing legal matters affecting IRT, including the acquisition of our portfolio of apartment properties, our debt financings, and our transformative merger with Trade Street Residential. Prior to joining RAIT, Ms. Norman was in private practice from 2006 through 2013 at Faegre Drinker Biddle & Reath LLP (formerly Drinker Biddle & Reath LLP), Klehr Harrison Harvey Branzburg LLP and Dechert LLP. During her tenure in private practice, Ms. Norman represented public and private clients in a variety of commercial real estate and financial transactions. Since 2021, Ms. Norman has been serving as a board member of the Ronald McDonald House Charities of the Philadelphia Region. Ms. Norman holds a Bachelor of Science in Business and Economics from the University of Pittsburgh, as well as a Juris Doctorate and a Master of Business Administration from Temple University.

Jason R. Delozier, age 38, has served as our Chief Accounting Officer since February 2018 and as our Controller since June 2017. Prior to joining IRT, Mr. Delozier was the Controller at RAIT Financial Trust, a publicly traded REIT and IRT’s former advisor, from September 2015 to June 2017. Previously, Mr. Delozier was Director of Financial Reporting at Ascensus, Inc., a private-equity owned financial services provider, from May 2013 to September 2015. From 2005 to 2013, Mr. Delozier worked for KPMG LLP, a national public accounting firm, serving

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a variety of public and private financial institution clients. Mr. Delozier is a Certified Public Accountant in Pennsylvania and holds a Bachelor of Science in Accounting from Widener University.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS	2
EXECUTIVE SUMMARY	2
COMPENSATION GOVERNANCE POLICIES	2
ELEMENTS & OBJECTIVES OF OUR COMPENSATION PROGRAM	2
2021 COMPENSATION DECISIONS	2
BASE SALARY	2
2021 CASH BONUS AWARDS	2
CASH BONUS AWARD RANGES	2
OBJECTIVE/FORMULAIC PERFORMANCE CRITERIA	2
SUBJECTIVE CRITERIA	2
CASH BONUS OUTCOMES	2
2021 EQUITY AWARDS	2
PERFORMANCE SHARE UNITS (PSUS)	2
RESTRICTED STOCK UNITS (RSUS)	2
NUMBER OF PSUS AND RSUS	2
ADDITIONAL TERMS OF THE 2021 PSU AWARDS	2
2019 PSU OUTCOMES	2
2022 COMPENSATION DECISIONS	2
IMPLEMENTING THE OBJECTIVES OF OUR COMPENSATION POLICIES	2
IMPACT OF 2021 STOCKHOLDER ADVISORY VOTES	2
ROLE OF CHIEF EXECUTIVE OFFICER IN SETTING COMPENSATION	2
ROLE OF COMPENSATION CONSULTANT	2
PEER GROUPS	2
OTHER COMPENSATION MATTERS	2
COMPENSATION COMMITTEE REPORT	2
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	2
NAMED EXECUTIVE OFFICER COMPENSATION	2
SUMMARY COMPENSATION TABLE	2
GRANTS OF PLAN-BASED AWARDS IN 2021	2
CEO PAY RATIO	2
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END	2
OPTION EXERCISES AND STOCK VESTED IN 2021	2
POTENTIAL PAYMENTS ON TERMINATION AND CHANGE-IN-CONTROL	2
DIRECTOR COMPENSATION	2

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Compensation Discussion and Analysis

Executive Summary

Our Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, our executive compensation program enacted to achieve those objectives and the compensation decisions made in 2021 under the program for our named executive officers (the “Named Executive Officers”), who for 2021 were:

•	Mr. Schaeffer, our Chair and Chief Executive Officer;
•	Mr. Sebra, our Chief Financial Officer and Treasurer;
•	Mr. Ender, our President;
•	Ms. Norman, our Chief Legal Officer and Secretary; and
•	Mr. Delozier, our Chief Accounting Officer.

We believe our executive compensation policies and procedures are focused on long-term performance principles and are closely aligned with stockholder interests. Our executive compensation program is also designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to both company and individual performance so that a portion of each executive’s compensation is tied directly to stockholder value.

Compensation Governance Practices

We seek to maintain pay practices that foster good governance, which are demonstrated by:

WHAT WE DO:	WHAT WE DON’T DO:

✓ Commit to oversight, evaluation and continuous improvement of our executive pay design and administration by an independent Compensation Committee consisting entirely of independent directors.

✓ Target executive compensation mix to favor performance-based compensation.

✓ Measure executive compensation levels and targets against other similarly-sized REIT companies, both in and outside the multifamily space.

✓ Utilize key measures tied to operational, financial and share performance.

✓ Benchmark compensation against our identified peer group.

✓ Maintain a “double trigger” requirement for vesting of outstanding equity awards upon a change of control.

✓ Engage an independent compensation consulting firm to advise on appropriate pay practices.

✓ Maintain stock ownership requirements for executive officers and non-employee directors.

✓ Provide for clawbacks in stock incentive and annual incentive plans.

✘ Provide excessive perks to executive officers.

✘ Provide for excise tax gross-ups to executives.

✘ Guarantee annual salary increases or bonuses.

✘ Pay dividends or dividend equivalents on unearned performance shares.

✘ Employ pay practices which incentivize excessive risk taking.

✘ Allow hedging or pledging of Company stock.

✘ Guarantee minimum cash or equity incentive payouts.

✘ Re-price stock options without stockholder approval.

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Elements & Objectives of Our Compensation Program

We seek to attract and retain key executives, including the Named Executive Officers, by motivating them to achieve a high level of performance and rewarding them for that performance.

2021 Element of Pay (% of average Named Executive Officer target pay)	Overview	Key Performance Metrics/Details

Base Salary

▪Annual fixed cash compensation meant to attract and retain executives by balancing at-risk compensation

▪Not intended to compensate individuals for extraordinary performance or for above-average performance by IRT

Reviewed annually by the Compensation Committee with reference to the peer group as well as level of experience, job performance, and long-term tenure and potential
Annual Cash Bonus Award ▪Annual cash compensation linked to objective and quantitative annual business results and subjective individual performance as assessed by the committee

Objective Performance Criteria (75%)

▪CORE FFO per share (40%)

▪Same Store NOI Growth (20%)

▪Operating Margin (15%)

▪G&A % of Revenue (15%)

▪Net-Debt-to-EBITDA (10%)

Subjective Criteria (25%)

▪Based on several factors
(see page 2 for detail)

Equity-Based Awards

▪Performance-based long-term equity intended to encourage value creation directly aligned with the stockholder experience

▪Time-based long-term equity intended to recruit and retain employees while aligning with the stockholder experience

Performance-Based Equity (75%) ▪70% relative 3-year TSR and 30% Committee Discretion Time-Based Equity (25%) ▪25% vests per year, subject to accelerated vesting for certain termination events

2021 Compensation Decisions

Base Salary

The general rationale behind our base salary decisions are discussed above in “Elements and Objectives of our Compensation Policies”. Specifically, the base salaries for the Named Executive Officers are intended to be competitive with base salaries for comparable positions at similarly sized REITs, which allows us to attract and retain

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first-class executive talent. The 2021 and 2020 base salaries of our Named Executive Officers are set forth in the table below:

Executive	2021 Base Salary	2020 Base Salary
Scott F. Schaeffer	$700,000	$700,000
James J. Sebra	$425,000	$400,000
Farrell M. Ender	$425,000	$400,000
Jessica K. Norman	$325,000	$300,000
Jason R. Delozier	$300,000	$275,000

2021 Cash Bonus Awards

The Compensation Committee maintains an annual cash bonus plan to incentivize the Named Executive Officers to produce a high level of operational performance by explicitly linking the majority of their annual bonuses to certain objectives and formulaic metrics that the Compensation Committee believes are important drivers in the creation of stockholder value, while also rewarding more subjective elements of each Named Executive Officer’s performance through a subjective component. This program establishes a target cash bonus award level for each Named Executive Officer composed of two components, as described below:

•

“Objective/Formulaic Component” – the objective/formulaic component of the cash bonus award that may be earned by each Named Executive Officer will be determined by IRT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below.

•	“Subjective Component” – the subjective component of the cash bonus award may be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance.
•	Allocation of Components and Calculation of the 2021 Cash Bonus Awards – the 2021 cash bonus awards were allocated 75% to the objective/formulaic component and 25% to the subjective component.

CASH BONUS AWARD RANGES

The individual 2021 cash bonus award ranges, as a percentage of base salary for Threshold, Target and Maximum performance levels for the Named Executive Officers set forth below was as follows:

		2021 Cash Bonus Ranges
	2021	% of Base Salary			Dollar Value
Executive	Base Salary	Threshold	Target	Max	Threshold	Target	Max
Scott F. Schaeffer	$700,000	100%	179%	250%	$700,000	$1,253,000	$1,750,000
James J. Sebra	$425,000	50%	100%	150%	$212,500	$425,000	$637,500
Farrell M. Ender	$425,000	50%	100%	150%	$212,500	$425,000	$637,500
Jessica K. Norman	$325,000	50%	100%	150%	$162,500	$325,000	$487,500
Jason R. Delozier	$300,000	27.5%	55%	82.5%	$82,500	$165,000	$247,500

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OBJECTIVE/FORMULAIC PERFORMANCE CRITERIA AND OUTCOMES

The objective performance measures and relative weightings established by the Compensation Committee for purposes of the 2021 cash bonus award program, as well as the actual 2021 performance outcomes for these measures, are shown below (see “Cash Bonus Outcomes” section below for resulting payouts):

Metric(1)	Weighting	Threshold	Target	Maximum	2021 Actual
CORE FFO per share	40%	$0.70	$0.72	$0.74	$0.84
Same Store NOI Growth	20%	1.5%	2.5%	3.5%	11.4%
Operating Margin	15%	59.4%	60.5%	61.4%	62.6%
G&A % of Revenue	15%	5.1%	4.9%	4.7%	4.9%
Net-Debt-to-EBITDA(2)	10%	8.3x	8.1x	7.9x	7.7x

(1)See “Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures”

(2)

Net debt to EBTIDA was computed by: (1) removing the NOI of properties sold during Q4 2021, (2) adding pre-merger NOI from STAR properties for the period October 1, 2021 through December 15, 2021 for EBITDA purposes and (3) removing the fair value adjustments associated with the STAR assumed debt ($71 million debt premium was recorded as part of purchase accounting).

	2021 Cash Bonus Weighting and Payout Detail
Metric	Weighting	CEO Payout	CFO Payout	Pres. Payout	CLO Payout	CAO Payout
CORE FFO per share	40%	$525,000	$191,250	$191,250	$146,250	$74,250
Same Store NOI Growth	20%	262,500	95,625	95,625	73,125	37,125
Operating Margin	15%	196,875	71,719	71,719	54,844	27,844
G&A% of Revenue	15%	140,963	47,813	47,813	36,563	18,563
Net-Debt-to-EBITDA	10%	131,250	47,813	47,813	36,563	18,563
Totals	100%	$1,256,588	$454,220	$454,220	$347,345	$176,345

All of these objective performance criteria are calculated in a manner consistent with how we disclose the metrics in our public reporting; provided that the Compensation Committee retains discretion to adjust the calculation of these metrics if it determines, due to unanticipated business developments, transactions or other factors affecting the calculation of such metrics, that such an adjustment would be appropriate or necessary to support the purposes of the program. Consistent with prior years, the Committee utilized a pro forma leverage ratio rather than actual leverage ratio when calculating the Net-Debt-to-EBITDA metric. While this adjustment had no effect on the 2021 performance outcome, the Compensation Committee felt this adjustment was appropriate to align calculations with prior years, when this adjustment was made to correct inherent incongruities with the leverage ratio performance metric caused by the timing of acquisitions and dispositions throughout the calendar year. See footnote 2 to the table under the heading “OBJECTIVE/FORMULAIC PERFORMANCE CRITERIA AND OUTCOMES” above for a description of Net-Debt-to-EBITDA adjustments.

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SUBJECTIVE CRITERIA

The subjective bonus award portion of the 2021 cash bonus award for each of the Named Executive Officers set forth below was based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance relative to achieving specified criteria established for 2021, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall stockholder value. These individual elements on which certain of our Named Executive Officers were evaluated are as follows:

Named Executive Officer	Individual Subjective Performance Criteria
Scott F. Schaeffer	• Strategic planning • Leadership of the company • Board relations • Executing the business plan • Communication • Succession planning
James J. Sebra

•      Effectiveness in oversight of the accounting, tax and finance functions

•      Team development and succession

•      Strategic planning and supporting new initiatives

•      Investor and analyst outreach

•      Balance sheet management and financial flexibility

•      Effectiveness in oversight of technology development initiatives

Farrell M. Ender

•      Effectiveness in training, mentoring and developing personnel

•      Enhancing the portfolio through asset sales and acquisitions

•      Effectiveness in developing and promoting corporate culture

•      Improving asset quality through redevelopment initiatives that meet the company’s return thresholds

•      Attaining certain portfolio performance targets, including occupancy, rental revenue growth, controllable NOI and operating expense performance versus budgets

Jessica K. Norman

•      Effective oversight of legal and regulatory matters

•      Support new corporate and strategic initiatives

•      Identify and manage changing governance trends

•      Review and improve internal policies and procedures to manage for risk tolerance

•      Develop legal and property risk management personnel & improve efficiencies

•      Management of outside counsel relative to cost and effectiveness

Jason R. Delozier

•      Leading and enhancing ongoing training/education among corporate and property accounting teams with a focus on continuous improvement

•      Connecting Philadelphia and Chicago teams through monthly training, periodic trips to and from for all members of the team, video conferencing, etc. Focusing on building a “rewarding” function for all team members

•      Overseeing enhancements to internal control environment to improve and strengthen management review controls

•      Participating in and supporting corporate and strategic operating initiatives

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With respect to the 2021 subjective performance criteria, the Compensation Committee analyzed the performance of the Named Executive Officers as compared to the subjective criteria discussed above. The Compensation Committee determined that Messrs. Sebra, Ender and Delozier and Ms. Norman achieved the specified individual criteria established for 2021 in a manner that the Compensation Committee found to be above-average particularly in light of the successful completion of the Merger.  In doing so, the Compensation Committee noted that each Named Executive Officer achieved their goals relative to their individual performance criteria while successfully guiding the Company through the strategic Merger. Accordingly, the Compensation Committee determined that the cash bonus payouts to Messrs. Sebra, Ender and Delozier and Ms. Norman with respect to their 2021 subjective performance elements  should be at the maximum level. In addition, the Compensation Committee determined that Mr. Delozier should receive an additional one-time bonus of $75,000 for his contributions in conjunction with the Merger with STAR. With respect to Mr. Schaeffer, the full Board (other than Mr. Schaeffer) conducted an evaluation of Mr. Schaeffer based on the above criteria and, based on a 5-point scale, with 5 being the highest, assigned Mr. Schaeffer a composite score of 4.8, which further supported the Compensation Committee’s decision to payout the subjective performance element of his cash bonus at the maximum level for 2021.

CASH BONUS OUTCOMES

Based on the combined objective and subjective results discussed above, the Compensation Committee awarded the Named Executive Officers cash bonuses equivalent to the relevant percentage of base salary, based on the achievement of each performance metric relative to the target for such performance metric. The 2021 cash bonus payout for each of the Named Executive Officers was as follows:

	2021 Cash Bonus Award
		Payout ($)
Executive	Target	Objective/Formulaic	Subjective	Combined	% of Target
Scott F. Schaeffer	$1,253,000	$1,256,588	$437,500	$1,694,088	135%
James J. Sebra	$425,000	$454,219	$159,375	$613,594	144%
Farrell M. Ender	$425,000	$454,219	$159,375	$613,594	144%
Jessica K. Norman	$325,000	$347,344	$121,875	$469,219	144%
Jason R. Delozier	$165,000	$176,344	$136,875	$313,219	190%

2021 Equity Awards

PERFORMANCE SHARE UNITS (PSUS)

PSUs account for 75% of the overall target equity to ensure that a meaningful portion of the total equity opportunity is tied to the achievement of performance objectives. PSUs are awarded based on the following criteria:

		Goal-Range
Performance Criteria	2021 Weighting	Threshold (50% of Target)	Target	Maximum (150% of Target)
Relative 3-year TSR	70%	30th percentile	50th percentile	75th percentile
Subjective Criteria	30%		Subjective

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Relative 3-year TSR. For purposes of determining IRT’s achievement against the relative 3-year TSR metric, IRT’s TSR will be compared to the other constituent members of the FTSE NAREIT Apartment Index over the performance period, using the relative percentile ranking approach over the full performance period.

Subjective Criteria. The subjective portion of the 2021 PSUs will be based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance over the performance period, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall stockholder value. While not required, the Committee has historically aligned the subjective PSU outcome with the objective PSU outcome, absent unusual circumstances.

Vesting. 50% of PSUs earned will vest on each of December 31, 2023 and December 31, 2024, in each case based on continued service through such dates and subject to accelerated vesting in certain cases, as described below under the heading “Additional Terms of 2021 PSU Awards.”

Dividends and Voting.  No dividend equivalents will be paid while the 2021 PSUs are subject to performance criteria. Once the performance period concludes, dividend equivalents will accrue on earned PSUs that remain subject to time vesting and those accrued amounts will be paid upon delivery of the shares to which they relate (or forfeited if the applicable time-vesting criterion is not satisfied).  PSUs do not have any voting rights.

RESTRICTED STOCK UNITS (RSUS)

Time-based RSUs account for the remaining 25% of the 2021 equity awards.  In each case, these RSUs will vest 25% per year, subject to accelerated vesting upon termination without cause within one year following a change in control, death, disability and retirement (as defined below).  In each case, such accelerated vesting is conditioned upon the execution of a release of claims and, in the case of retirement, a non-compete and non-solicitation agreement with a duration of up to three years.  In addition, the employment agreements for the Named Executive Officers each provide for accelerated vesting of time-vested equity in the event of a termination without cause or resignation with good reason, and subject to the execution of a release of claims.

Dividend equivalents will be accrued with respect to 2021 RSU awards and paid upon delivery of the shares to which they relate.  RSUs do not have any voting rights.

NUMBER OF PSUS AND RSUS

The sizes of the 2021 equity awards were determined by the Compensation Committee based on the following intended individual award values:

			Performance-Based Award
Executive	Total Target Award	Time Based Award	Threshold	Target	Maximum
Scott F. Schaeffer	$2,295,244	$573,811	$860,717	$1,721,433	$2,582,150
James J. Sebra	$918,750	$229,688	$344,531	$689,063	$1,033,594
Farrell M. Ender	$918,750	$229,688	$344,531	$689,063	$1,033,594
Jessica K. Norman	$414,062	$103,516	$155,273	$310,547	$465,820
Jason R. Delozier	$207,092	$51,773	$77,660	$155,319	$232,979

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The number of PSUs and RSUs awarded is set forth below and was determined by dividing the intended award value (at target, in the case of the PSUs) by $14.01, the volume weighted average of our closing stock price on the NYSE for the 20 trading days prior to February 18, 2021, the grant date.  Please note that the grant date fair value shown in the Summary Compensation Table for these awards differ slightly from the amounts shown above due to differences in how the awards are measured for financial accounting purposes.

Executive	Number of 2021 RSUs	Number of 2021 PSUs
Scott F. Schaeffer	40,957	122,873
James J. Sebra	16,394	49,184
Farrell M. Ender	16,394	49,184
Jessica K. Norman	7,388	22,166
Jason R. Delozier	3,695	11,086

ADDITIONAL TERMS OF THE 2021 PSU AWARDS

If a Named Executive Officer’s employment is terminated due to death, disability, termination without cause or resignation with good reason (which we refer to as a qualified termination) prior to the conclusion of the three-year performance period applicable to 2021 PSUs, then such performance period will be shortened to conclude at the end of the calendar quarter immediately preceding such qualified termination.  The number of PSUs earned (if any) will then be determined based on actual performance during the shortened performance period and will be pro-rated to reflect the portion of the original three-year performance period actually worked by the executive.  Such earned PSUs will not be subject to any additional time based vesting period.  In the case of a qualified termination after the performance period is complete, but before the additional time-based vesting period is complete, any earned PSUs shall become vested as of the date of such qualified termination.  The foregoing treatment upon a qualified termination is conditioned on the execution of a release of claims.

In the event of a Named Executive Officer’s “retirement” (as defined below) prior to the conclusion of the three-year performance period, 2021 PSUs will remain outstanding and be earned (or forfeited) based on actual performance during the full three-year performance period.  In that case, any earned 2021 PSUs will not be subject to further time-vesting requirements, but shares will not be deliverable in respect of those earned RSUs until the otherwise applicable time-vesting dates.  Similarly, if a Named Executive Officer’s retirement occurs after the performance period, shares will be delivered in respect of earned 2021 PSUs on the otherwise applicable time-vesting dates.  The foregoing retirement treatment is conditioned on the Named Executive Officer (1) executing a release of claims, (2) entering into a non-compete and non-solicitation agreement with a duration of up to three years, and (3) providing at least six months advance notice of retirement.

“Retirement” is defined as the Named Executive Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.”  The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with IRT or its related entities; (2) attainment of age 55 and (3) such Named Executive Officer’s combined age and service equaling at least 70.  As of December 31, 2021, Mr. Schaeffer was the only Named Executive Officer who satisfied the age and service requirements for retirement.

2019 PSU OUTCOMES

On February 8, 2022, the Compensation Committee and the Board determined that the performance share units granted to Messrs. Schaeffer, Sebra, and Ender in 2019 with a performance period ending on December 31, 2021 vested at the maximum level (i.e., 150% of the target number of shares). 2019 PSUs were awarded based 70% on relative TSR and 30% on subjective criteria, each of which was deemed to be earned at maximum levels. The

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Company’s three-year absolute TSR of 199% was at the 93rd percentile of NAREIT Apartment Index (above the 75th percentile maximum goal). With consideration to the Company’s strong TSR outperformance, the Committee determined that a similar payout was appropriate for the subjective portion of the award.

2022 Compensation Decisions

For 2022, our Compensation Committee made the decisions summarized below regarding our compensation levels and programs. Note that Ms. Neyland became our COO on December 16, 2021 in connection with the Merger with STAR and is not yet a Named Executive Officer. Therefore, no 2021 compensation data is presented for her below.

•	For the following Executive Officers, to align pay closer to the competitive median, base salaries were increased from 2021 levels as follows:

Executive	Total 2021 Salary	Total 2022 Salary
James J. Sebra	$425,000	$450,000
Farrell M. Ender	$425,000	$450,000
Ella S. Neyland	$-	$450,000
Jessica K. Norman	$325,000	$370,000

•	For the following Executive Officers, to better align them with the other senior executives, target annual incentive opportunities were increased from 2021 levels as follows:

Executive	Target 2021 Annual Incentive	Target 2022 Annual Incentive
Ella S. Neyland	-	100% of base salary
Jason R. Delozier	55% of base salary	100% of base salary
•	For the following Executive Officers, to align pay closer to the competitive median, target long-term incentive awards were increased from 2021 levels as follows:

Executive	Total Target Award in 2021	Total Target Award in 2022
Scott F. Schaeffer	$2,295,244	$2,613,860
James J. Sebra	$918,750	$1,000,000
Ella S. Neyland	$-	$918,750

•

Long-term incentive design remained unchanged, with 25% of intended long-term incentive value allocated to time-vested RSUs and 75% allocated to PSUs. The resulting numbers of RSUs and PSUs granted were:

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Executive	Number of 2022 RSUs	Number of 2022 PSUs
Scott F. Schaeffer	28,423	85,276
James J. Sebra	10,874	32,623
Farrell M. Ender	9,990	29,972
Ella S. Neyland	9,990	29,972
Jessica K. Norman	4,502	13,508
Jason R. Delozier	2,251	6,756

Implementing the Objectives of Our Compensation Policies

Other important policies and other factors influencing our compensation decisions are described below.

Impact of 2020 and 2021 Stockholder Advisory Votes

At our 2020 annual meeting of stockholders, our stockholders who cast votes on this proposal recommended by a substantial majority of votes cast (98.2%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. In accordance with Exchange Act rules, we will next hold an advisory vote on the frequency of our say on pay votes at our 2026 annual stockholder meeting.

We provided our stockholders an advisory vote on the Named Executive Officers’ compensation at our 2021 annual stockholder meeting. Stockholders who cast votes on this proposal voted to approve the Company’s non-binding “say-on-pay” resolution, with over 98% of the votes cast approving of such resolution. The Compensation Committee believes that this vote is indicative of our stockholders’ support of our executive compensation program. The Compensation Committee will continue to consider stockholder feedback and the outcome of the Company’s say-on-pay votes when making future Named Executive Officer compensation decisions.

Role of Chief Executive Officer in Setting Compensation

The Company’s Chief Executive Officer makes recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, including himself, the Chief Executive Officer reviews market data and recommends to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. These goals are derived from our current business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. For each Named Executive Officer other than himself, the Chief Executive Officer also reviews the rationale and guidelines for compensation and equity awards, and advises on the achievement of established performance measures and target goals. The Chief Executive Officer may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but does not attend executive sessions and does not participate in the Compensation Committee’s discussions relating to the final determination of his own compensation.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2021, the Compensation Committee continued to engage Semler Brossy Consulting Group (“Semler Brossy”) as its independent executive compensation consultant. Semler Brossy, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee and receives compensation from us only for services provided to the

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Compensation Committee. Our Compensation Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of Semler Brossy for the Compensation Committee has not raised any conflict of interest.

Semler Brossy reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities are as follows:

•	Advise on alignment of pay and performance;
•	Review and advise on executive total compensation, including base salaries, short-and long-term incentives, associated performance goals, and retention and severance arrangements;
•	Advise on trends in executive compensation;
•	Provide recommendations regarding the composition of our peer group;
•	Analyze peer group proxy statements, compensation survey data and other publicly available data; and
•	Perform any special projects requested by the Compensation Committee.

The Compensation Committee typically asks Semler Brossy to attend its meetings, including executive sessions at which management is not present. Semler Brossy communicates regularly with the Chair of the Compensation Committee outside of committee meetings and also meets with management to gather information and review proposals.

Peer Groups

The Compensation Committee regularly reviews compensation paid by our peer group. In connection with the Steadfast merger, the Compensation Committee determined to update the peer group for 2022 to better reflect the Company’s go-forward size (companies in bold reflect new additions to peer group).

•	American Assets Trust
•	American Campus Communities
•	American Homes4 Rent
•	Apartment Income REIT Corp.
•	Camden Property Trust
•	Easterly Government Properties
•	Equity Lifestyle Properties
•	Preferred Apartment Communities, Inc.
•	Rexford Industrial Realty
•	STAG Industrial
•	Terreno Realty Corp.
•	UDR
•	Washington REIT

The committee also removed the following companies from the peer group for 2022, in light of the Company’s increased size following the Steadfast merger:

•	Aimco
•	Bluerock Residential Growth REIT
•	Cedar Realty Trust
•	Chatham Lodging Trust
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•	Investors Real Estate Trust
•	Urstadt Biddle Properties

Other Compensation Matters

Anti-Hedging Policy. Officers are prohibited from purchasing puts, calls, options or other derivative securities based on the Company’s securities under the Company’s Insider Trading Policy. The policy also prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts and purchasing securities of the Company on margin, borrowing against any account in which the Company’s securities are held or otherwise pledging any securities of the Company. See also “Proposal 1 - Election of Directors - Anti-Hedging Policy” above.

Stock Ownership Requirements. The Chief Executive Officer is required to hold common shares with a value equal to five times his annual base salary. All other executive officers are required to hold common shares with a value equal to three times their annual base salary. All executive officers are required to satisfy these stock ownership requirements six years after the later of (i) their election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements. All executive officers are in compliance with these stock ownership guidelines, as they have either met the minimum share ownership requirements or they have not yet reached the date by which such requirements must be satisfied.

Employment Agreements. Each of the Named Executive Officers has an employment agreement with us.

The employment agreements set floor amounts for base salary.  In addition, the employment agreements provide for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a termination following a “change in control”. See “Named Executive Officer Compensation—Potential Payments on Termination or Change in Control” for a description of these severance and change in control benefits with the Named Executive Officers. The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for these Named Executive Officers because they help to secure the continued employment and dedication of these Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

The Named Executive Officer employment agreements also contain provisions that prohibit the executive from disclosing IRT’s confidential information and prohibits the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with IRT. We believe that these provisions help ensure the long-term success of IRT.

Risk Management and IRT’s Compensation Policies and Procedures. As part of the Board’s role in risk oversight, the Compensation Committee considers the impact on our risk profile of our compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on us. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The mix of compensation, which is balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long-term incentive plans;
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•	The use of discretion as a means to adjust compensation to reflect individual performance or other factors;
•	Multi-year time vesting of equity awards, which generally requires long term commitment on the part of employees;
•	Incentive awards made are capped under the terms of the award at a maximum number of shares or dollars, as applicable;
•	The use of peer group comparisons to ensure the compensation programs are consistent with industry practice; and
•	Responding to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on our Executive Compensation

IRC Limitations on Deductibility of Compensation. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” in connection with a change in control. Our employment agreements with our Named Executive Officers provide that the Named Executive Officer shall be solely responsible for any excise tax imposed by Section 4999 of the IRC.

In addition, IRC Section 162(m) limits a publicly held company’s tax deduction for compensation paid to a “covered employee” (including each of our Named Executive Officers) to $1 million per year.

As a REIT, to the extent the deductibility of compensation we pay is limited by Section 162(m) or Section 280G, a larger portion of our distributions to stockholders may be subject to federal income tax as ordinary income. While the Compensation Committee reviews the tax treatment  (including tax deductibility) of compensation among the factors it considers in establishing the design of our compensation arrangements and the levels of compensation paid to our Named Executive Officers, the Compensation Committee prioritizes the alignment of stockholder and management interests and the competitiveness of compensation over tax deductibility considerations.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which IRT accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation”, when determining the form and timing of equity compensation grants to employees, including our Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to attempt to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, and all remedies available under our new Clawback Policy (as described above).

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Our Clawback Policy is intended to allow us to recover erroneously paid performance-based amounts from executive officers if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws.

Perquisites. None of our Named Executive Officers received perquisites equal to or greater than $10,000 in 2021. In general, we do not emphasize perquisites as part of the compensation packages we offer.

401(k) Plan. Our 401(k) plan offers eligible employees the opportunity to make tax-advantaged investments on a regular basis through salary deferrals, which are supplemented by our matching contributions and any discretionary profit sharing contributions we elect to make. We currently provide a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s eligible compensation (the IRS limit on eligible compensation for this purpose was $290,000 in 2021) and may provide additional discretionary matching contributions. Any matching contribution made by us pursuant to the IRT 401(k) plan vests immediately. Our Named Executive Officers participate in this plan on the same basis as other eligible employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2021 and in our 2022 proxy statement.  This report is provided by the following independent directors who comprise the Compensation Committee:

DeForest B. Soaries, Jr., D. Min, Chair

Ned W. Brines

Richard D. Gebert

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of us. In addition, none of our executive officers serves as a member of the board of directors or Compensation Committee of any company that has an executive officer serving as a member of our Board.

Named Executive Officer Compensation

We provide below summary information about compensation for the following persons, who were all our Named Executive Officers for the fiscal year ended December 31, 2021:

•	Our Chief Executive Officer: Scott F. Schaeffer;
•	Our Chief Financial Officer: James J. Sebra;
•	Our President: Farrell M. Ender;
•	Our Chief Legal Officer: Jessica K. Norman; and
•	Our Chief Accounting Officer: Jason R. Delozier.

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Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Scott F. Schaeffer (Chief Executive Officer)	2021	$700,000	$437,500	$2,112,055	$1,256,588	$11,400	$4,517,543
	2020	$700,000	$437,500	$1,626,039	$720,256	$11,400	$3,495,195
	2019	$700,000	$437,500	$1,723,887	$1,028,501	$11,200	$3,901,088

James J. Sebra (Chief Financial Officer)	2021	$425,000	$159,375	$845,414	$454,219	$11,400	$1,895,408
	2020	$400,000	$150,000	$650,404	$231,250	$11,400	$1,443,054
	2019	$400,000	$150,000	$689,556	$338,250	$11,200	$1,589,006

Farrell M. Ender (President)	2021	$425,000	$159,375	$845,414	$454,219	$11,400	$1,895,408
	2020	$400,000	$150,000	$650,404	$231,250	$11,400	$1,443,054
	2019	$400,000	$100,000	$689,556	$338,250	$11,200	$1,539,006

Jessica K. Norman (Executive Vice President and General Counsel)	2021	$325,000	$121,875	$381,002	$347,344	$11,400	$1,186,621
	2020	$300,000	$112,500	$243,894	$173,438	$11,400	$841,232
	2019	$225,000	$200,000	$77,625	$—	$9,370	$511,995

Jason R. Delozier (Chief Accounting Officer)	2021	$300,000	$136,875	$190,553	$176,344	$11,400	$815,172
	2020	$275,000	$56,719	$143,075	$87,441	$11,400	$573,635
	2019	$245,000	$41,344	$103,500	$93,230	$9,830	$492,904
(1)	Reflects the subjective component of the Named Executive Officer’s Cash Bonus Award.
(2)

We report all equity awards at their full grant date fair value in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” For restricted stock and restricted stock unit awards, the fair value was calculated based on the NYSE market price for our common stock on the grant date for the award. For PSUs, the fair value on the date of grant was estimated using a Monte Carlo simulation model. See Note 7: “Equity Compensation Plans” within Item 8 of our Form 10-K for further discussion including assumptions used when valuing equity awards. For 2021, amounts shown include the following grant date fair value amounts:

•	Scott F. Schaeffer – $1,529,646 PSUs (at maximum performance PSUs would be $2,620,854) and $582,409 restricted stock unit awards.
•	James. J. Sebra – $612,292 PSUs (at maximum performance PSUs would be $1,049,087) and $233,123 restricted stock unit awards.
•	Farrell M. Ender – $612,292 PSUs (at maximum performance PSUs would be $1,049,087) and $233,123 restricted stock unit awards.
•	Jessica K. Norman – $275,945 PSUs (at maximum performance PSUs would be $472,802) and $105,057 restricted stock unit awards.
•	Jason R. Delozier – $138,010 PSUs (at maximum performance PSUs would be $236,471) and $52,543 restricted stock unit awards.
(3)	Amount shown reflects the objective component of the Named Executive Officer’s Cash Bonus Award.
(4)	Amounts shown for 2021 reflect IRT’s matching contribution to the Named Executive Officer’s 401(k) plan.
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Grants of Plan-Based Awards in 2021

The following table provides information about plan-based awards granted to the Named Executive Officers in 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott F. Schaeffer	2/18/2021	525,000	939,750	1,312,500
	2/18/2021				61,437	122,873	184,311		1,529,646
	2/18/2021							40,957	582,409
James J. Sebra	2/18/2021	159,375	318,750	478,125
	2/18/2021				24,592	49,184	73,777		612,292
	2/18/2021							16,394	233,123
Farrell M. Ender	2/18/2021	159,375	318,750	478,125
	2/18/2021				24,592	49,184	73,777		612,292
	2/18/2021							16,394	233,123
Jessica K. Norman	2/18/2021	121,875	243,750	365,625
	2/18/2021				11,083	22,166	33,250		275,945
	2/18/2021							7,388	105,057
Jason R. Delozier	2/18/2021	61,875	123,750	185,625
	2/18/2021				5,543	11,086	16,630		138,010
	2/18/2021							3,695	52,543
(1)

These columns represent the potential value of the payout for each eligible officer if the threshold, target, or maximum goals are satisfied under the objective bonus components of the Annual Cash Bonus plan, as described above in the “Compensation Discussion and Analysis” section. The amounts actually earned by each eligible officer with respect to 2021 performance under the Annual Cash Bonus plan are reported in the Bonus (for the subjective component) and Non-Equity Incentive Plan Compensation (for the objective component) columns in the Summary Compensation Table above.

(2)

These columns represent the potential number of common shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the 2021 PSUs. The actual number of common shares issued pursuant to the 2021 PSUs will be determined as of December 31, 2023, based on achievement of the performance criteria over the 2021-2023 performance period, and any shares then earned will vest 50% at such time and 50% on December 31, 2024, subject generally to the grantee’s continued service through those dates.

(3)

This column shows the number of restricted stock units granted in 2021 to the Named Executive Officers. These restricted stock unit awards vest in four equal annual installments on the anniversary of the grant date, subject generally to the grantee’s continued service through the applicable vesting date.

(4)

This column shows the full grant date fair value of stock awards under FASB ASC Topic 718 granted to the Named Executive Officers in 2021. Generally, the full grant date fair value is the amount that we expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be realized by the Named Executive Officers.

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CEO Pay Ratio

Pursuant to the requirements of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of our principal executive officer. The annual total compensation for 2021 for Mr. Schaeffer, our CEO, was $4,517,542, as reported under the above Summary Compensation Table. Our median employee’s total compensation for 2021 was $55,669. As a result, we estimate that Mr. Schaeffer’s 2021 total compensation was approximately 81 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2021 W-2 wages for all individuals who were employed by the Company on December 31, 2021, other than our CEO, but including those employees who joined IRT in connection with the merger with STAR. In the case of employees who joined IRT in connection with the merger with STAR, their total compensation included compensation from STAR. We included all active employees and annualized the compensation for any non-temporary, non-seasonal employees who were not employed by the Company (or, in the case of legacy STAR employees, by STAR and the Company) for the full 2021 calendar year.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the Named Executive Officers at December 31, 2021. These awards are comprised of PSUs, RSUs and restricted common stock awards. Each award is shown separately for each Named Executive Officer by grant date. In accordance with SEC rules, market values are shown based on the closing price of our common stock on December 31, 2021 ($25.83).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott F. Schaeffer	14,419	(1)	372,443
	24,439	(2)	631,259
	24,798	(3)(8)	640,532	99,189	(4)(9)	2,562,052
	40,957	(5)(8)	1,057,919	122,873	(6)(9)	3,173,810
	109,970	(7)(8)	2,840,525
James J. Sebra	5,046	(1)	130,338
	9,776	(2)	252,514
	9,919	(3)	256,208	39,675	(4)	1,024,805
	16,394	(5)	423,457	49,184	(6)	1,270,423
	43,988	(7)	1,136,210
Farrell M. Ender	5,767	(1)	148,962
	9,776	(2)	252,514
	9,919	(3)	256,208	39,675	(4)	1,024,805
	16,394	(5)	423,457	49,184	(6)	1,270,423
	43,988	(7)	1,136,210
Jessica K. Norman	2,500	(2)	64,575
	3,720	(3)	96,088	14,878	(4)	384,299
	7,388	(5)	190,832	22,166	(6)	572,548
Jason R. Delozier	3,333	(2)	86,091
	2,182	(3)	56,361	8,728	(4)	225,444
	3,695	(5)	95,442	11,086	(6)	286,351

(1)	For Messrs. Schaeffer, Sebra, and Ender, these restricted common stock awards vested on February 23, 2022.
(2)

For Messrs. Schaeffer, Sebra, and Ender, one half of these restricted common stock awards vested on March 15, 2022 and the remainder will vest on March 15, 2023. For Ms. Norman and Mr. Delozier, these restricted stock awards vested on March 1, 2022.

(3)	One-third of these restricted stock unit awards vested on March 15, 2022 and the remainder will vest in two equal annual installments on March 15, 2023, and March 15, 2024.
(4)

These units represent the 2020 PSU awards, which may be earned over a three-year performance period ending December 31, 2022, with 50% of any earned units vesting at the end of that three-year period and the remaining 50% generally subject to service-based vesting until December 31, 2023. The number and

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value of units shown assumes performance at the maximum level (150% of target). The actual number of units earned will depend on actual performance and range from 0%-150% of target.
(5)	One-fourth of these restricted stock unit awards vested on March 1, 2022 and the remainder will vest in three equal annual installments on March 1, 2023, March 1, 2024, and March 1, 2025.
(6)

These units represent the 2021 PSU awards, which may be earned over a three-year performance period ending December 31, 2023, with 50% of any earned units vesting at the end of that three-year period and the remaining 50% generally subject to service-based vesting until December 31, 2024. The number and value of units shown assumes performance at the maximum level (150% of target). The actual number of units earned will depend on actual performance and range from 0%-150% of target.

(7)

As of December 31, 2021, 2019 PSU awards were earned at 150% of target. These units constitute 50% of the earned 2019 PSUs, which generally remain subject to service-based vesting until December 31, 2022. The other 50% of the earned 2019 PSUs were distributable immediately following the end of the performance period and included in the “Options  Exercised and Stock Vested in 2021” table below.

(8)

Mr. Schaeffer is retirement eligible under the terms of these equity awards.  Accordingly, if he provides at least six months’ advance notice of termination and executes a release and additional non-compete agreement at the time of his retirement, these awards will not be forfeited even if he retires prior to the otherwise applicable vesting date.

(9)

Mr. Schaeffer is retirement eligible under the terms of these awards. Accordingly, if he provides at least six months’ advance notice of termination and executes a release and additional non-compete agreement at the time of his retirement: (i) any PSUs subject to an open performance period will remain outstanding and be earned (or forfeited) based on actual performance during the full three-year performance period, and (ii) any additional service requirements that would otherwise apply following the end of the performance period will be waived.

Option Exercises and Stock Vested in 2021

The following table provides information on the number of shares acquired by the Named Executive Officers upon the vesting of stock awards, along with the value of such awards at the time of vesting, before payment of any applicable withholding taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott F. Schaeffer	232,668	3,272,814
James J. Sebra	89,260	1,252,371
Farrell M. Ender	93,067	1,309,123
Jessica K. Norman	6,239	88,881
Jason R. Delozier	6,560	93,545
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Potential Payments on Termination or Change-In-Control

We have entered into employment agreements with our Named Executive Officers. These agreements provide for payments and other benefits if a Named Executive Officer’s employment with us is terminated under circumstances specified in his or her respective agreement, including in connection with a “change in control” (as defined in the agreement). A Named Executive Officer’s rights upon the termination of his employment will depend upon the circumstances of the termination. Under SEC rules, the amounts shown below are calculated as of December 31, 2021, based on facts (e.g., stock price, base salaries, awards outstanding, etc.) then existing.

Named Executive	Termination without cause, resignation for good reason or notice by IRT of non-renewal with release (1)	Voluntary Termination (2)	Disability (3)	Death (4)	Termination for cause (5)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control with release (6)
Scott F. Schaeffer	$12,404,560	$7,557,049	$8,810,049	$8,810,049	$-	$14,009,021
James J. Sebra	$5,507,007	$-	$4,109,150	$4,109,150	$-	$5,507,007
Farrell M. Ender	$5,492,297	$-	$4,127,774	$4,127,774	$-	$5,492,297
Jessica K. Norman	$1,760,249	$-	$1,123,543	$1,123,543	$-	$1,760,249
Jason R. Delozier	$1,226,271	$-	$648,667	$648,667	$-	$1,226,271

(1)

Under each Named Executive Officer employment agreement, we may terminate a Named Executive Officer’s employment at any time without cause upon not less than sixty days’ prior written notice to the Named Executive Officer. In addition, the Named Executive Officer may initiate a termination of employment by resigning for good reason. The Named Executive Officer must give us not less than sixty days’ prior written notice of such resignation. In addition, we may initiate a termination of employment by sending a notice of non-renewal of the applicable employment agreement to the Named Executive Officer, as described above. If the Named Executive Officer does not deliver the release described in each Named Executive Officer employment agreement and described below in these circumstances, we refer to the termination as a no-release termination. Upon any no-release termination, the Named Executive Officer is entitled to receive only the amount due to the Named Executive Officer under our then current severance pay plan for employees, if any. We currently have no severance pay plan in place for employees. No other payments or benefits will be due to the Named Executive Officer under his employment agreement other than (i) the Named Executive Officer’s base salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to the Named Executive Officer for reimbursement of expenses properly incurred by the Named Executive Officer prior to his date of termination; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any of our applicable benefit plans and programs in which the Named Executive Officer participated prior to his termination of employment. We refer to these collectively as the accrued benefits.

Each Named Executive Officer employment agreement defines “good reason” as, without the Named Executive Officer’s consent, any of the following events occurring:

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•	a reduction in base salary of the Named Executive Officer.
•	a material and willful breach of the Named Executive Officer employment agreement.
•

the relocation (without the written consent of the Named Executive Officer) of the Named Executive Officer’s principal place of employment by more than thirty-five (35) miles from its location on the effective date of the Named Executive Officer employment agreement.

•

Mr. Schaeffer’s employment agreement also defines “good reason” as, without his consent: a significant adverse alteration in the nature or status of his authority, duties or responsibilities (and his removal from the position of Chief Executive Officer or requiring him to report to any of our employees will be deemed to be a significant adverse alteration in the nature or status of his responsibilities); provided, however, that the election by the Board of a different person to serve as Chair will not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the Board and (ii) no executive officers or our other employees have their duties assigned to them by the Chair.

•

Mr. Sebra’s, Mr. Ender’s, Mr. Delozier’s and Ms. Norman’s respective employment agreements also define “good reason” as a significant adverse alteration in the nature or status of his or her authority, duties or responsibilities.

If a termination occurs in the circumstances described above and the Named Executive Officer executes and does not revoke a release described in each Named Executive Officer employment agreement, the Named Executive Officer is entitled to receive the following:

•

The Named Executive Officer will receive a lump sum cash payment equal to a defined multiplier times the sum of (x) the Named Executive Officer’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by the Named Executive Officer for the three year period immediately prior to his termination of employment, (or the average annual cash bonus earned by the Named Executive Officer for the actual number of completed fiscal years immediately prior to his termination of employment, if less than three). In Mr. Schaeffer’s employment agreement, the defined multiplier is 2.25x. In Mr. Sebra’s and Mr. Ender’s employment agreements, the defined multiplier is 2x. In Mr. Delozier’s and Ms. Norman’s employment agreements, the defined multiplier is 1.5x.

•

The Named Executive Officer will receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that the Named Executive Officer would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year.

•

For a period of 18 months following the Named Executive Officer’s date of termination, provided the Named Executive Officer and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the Named Executive Officer will continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of IRT generally, as if the Named Executive Officer had continued in employment with IRT during such period.

•

Any equity awards that are then subject solely to time-vesting conditions will become fully vested as of the date of the Named Executive Officer’s termination of employment.  In addition, under the terms of the PSU awards, outstanding PSUs will vest based on performance through the end of the calendar quarter immediately preceding the severance event, subject to pro-ration to reflect the portion of the performance period served prior to the severance event. The amounts shown in the table reflect the full vesting of time-based equity awards, the vesting of 2019 PSUs based on actual performance and the pro-rata vesting of 2020 and 2021 PSUs assuming target performance (except in the case of Mr. Schaeffer, whose 2020 and 2021 PSUs are shown assuming target performance but without pro-ration, in light of his retirement eligibility (see footnote 2, below)).

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(2)

In this case, no further payments (other than the accrued benefits) will be due under the Named Executive Officer employment agreement, except that the Named Executive Officer will be entitled to receive his accrued benefits. However, under the PSU award agreements and the 2020 and 2021 RSU award agreements, an executive who has attained age 55 and completed at least 15 years of service will be deemed “retirement eligible.” Upon retirement of a grantee who has satisfied these conditions, outstanding PSUs will remain outstanding and vest (on a pro-rata basis, with respect to 2019 PSUs, and without pro-ration, with respect to 2020 and 2021 PSUs) based on actual performance through the end of the performance period. In addition, otherwise applicable service-based vesting conditions would not apply to earned PSUs.  Mr. Schaeffer is retirement eligible, so the amount shown in this column for him reflects the above-described treatment for his equity awards. The amounts shown in the table above reflect actual performance in respect of 2019 PSUs and assume target performance with respect to 2020 and 2021 PSUs.

(3)	If IRT terminates the Named Executive Officer’s employment for disability, the Named Executive Officer will be entitled to receive the following:
•	A lump sum cash payment equal to a pro rata portion of the Named Executive Officer’s target annual cash bonus for the fiscal year of his termination.
•	The accrued benefits.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 1.
(4)

Each Named Executive Officer employment agreement provides that if the Named Executive Officer dies while employed by IRT, IRT will pay to the Named Executive Officer’s executor, legal representative, administrator or designated beneficiary, as applicable:

•	A lump sum cash payment equal to a pro rata portion of the Named Executive Officer’s target annual cash bonus for the fiscal year of his death.
•	The accrued benefits.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 1.
(5)

Each Named Executive Officer employment agreement provides that IRT may terminate the Named Executive Officer’s employment at any time for cause upon written notice to Named Executive Officer, in which event all payments under the Named Executive Officer employment agreement will cease, except the Named Executive Officer will be entitled to receive the accrued benefits.

(6)

If a termination without cause, a resignation with good reason or a non-renewal by IRT occurs within 18 months following a change-in-control, the Named Executive Officers will be entitled to the same payments and benefits as described above in footnote 1; provided that that in Mr. Schaeffer’s case, the severance multiplier described in the first bullet of that footnote 1 will be increased from 2.25x to 3x. For this purpose, “change in control” of IRT means the occurrence of any of the following:

•

The acquisition (other than from IRT), by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of IRT’s then outstanding voting securities;

•

The individuals who, as of the effective date of the Named Executive Officer employment agreement, are members of the Board cease for any reason during any twelve month period to constitute at least a majority of the Board (unless the election, or nomination for election by IRT’s

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stockholders, of any new director was approved by a vote of at least a majority of the incumbent Board);
•

The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, a business combination) involving IRT if (i) the stockholders of IRT, immediately before such business combination, do not, as a result of such business combination, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such business combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of IRT outstanding immediately before such business combination or (ii) immediately following the business combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such business combination (or, if the entity resulting from such business combination is then a subsidiary, the ultimate parent thereof);

•	The sale or other disposition of all or substantially all of the assets of IRT; or
•	The consummation of a complete liquidation or dissolution of IRT.

Director Compensation

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. For 2021, our non-management directors received the following compensation for their service as directors:

•	A standard non-management Board member retainer per year of:
•	$45,000 cash; and
•	$75,000 worth of IRT stock;
•	Lead Independent Director retainer per year of $20,000 cash
•	Chair retainers per year of:
•	$20,000 cash for the Audit Committee Chair;
•	$15,000 cash for the Compensation Committee Chair;
•	$10,000 cash for the Nominating Committee Chair;
•	$5,000 cash for the Finance & Investment Committee; and
•	$5,000 cash for the Risk Committee.
•	Committee member (other than the Chair) retainers per year of:
•	$7,500 cash for the Audit Committee members;
•	$5,000 cash for the Compensation Committee members;
•	$5,000 cash for the Nominating Committee members.
•	$5,000 cash for the Finance & Investment Committee; and
•	$5,000 cash for the Risk Committee.

Our directors are also reimbursed for their out-of-pocket expenses in attending Board and committee meetings and up to $3,500 annually for education activities.

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The following table sets forth information regarding the compensation paid or accrued by IRT during 2021 to each of our non-management directors:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)	Total ($)
Stephen R. Bowie(3)	$2,391	$-	$2,391
Ned W. Brines(3)	2,717	-	2,717
William C. Dunkelberg, Ph.D.(4)	58,217	71,327	129,544
Richard D. Gebert	78,000	71,327	149,327
Melinda H. McClure	87,783	71,327	159,110
Mack D. Pridgen III(5)	38,750	71,327	110,077
Thomas H. Purcell(3)	2,717	-	2,717
Ana Marie del Rio(3)	2,391	-	2,391
DeForest Soaries, Jr., D.Min.	73,000	71,327	144,327
Lisa Washington	53,434	71,327	124,761

(1)	Cash retainers were pro-rated for directors in service with us for only a portion of 2021.
(2)

On May 12, 2021, non-management directors received stock awards aggregating 27,276 shares (4,546 shares per director then in service) valued at $15.69 per share as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share of our common stock on the NYSE. These awards vested immediately.

(3)	On December 16, 2021, these directors joined the Board in connection with the merger with STAR.
(4)	On December 16, 2021, Dr. Dunkelberg resigned from the Board in connection with the merger with STAR.
(5)	On September 2, 2021, Mr. Pridgen resigned from the Board.

For 2022, after considering the levels of non-employee director compensation at our peer companies and consulting with its independent compensation consultant, our Compensation Committee approved the following changes to our director compensation structure.

•	Standard annual non-employee director retainers increase to:
•	$80,000 cash; and
•	$90,000 worth of IRT stock;
•	Annual Lead Independent Director cash retainer increases to $25,000

The other elements of our non-employee director compensation structure are unchanged.

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Proposal 3: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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PROPOSAL 4: APPROVAL OF THE 2022 LONG-TERM INCENTIVE PLAN

Background

We are asking our stockholders to approve the adoption of the Independence Realty Trust, Inc. 2022 Long Term Incentive Plan (the “2022 Plan”), which, if approved, would replace our 2016 Long Term Incentive Plan (the “2016 Plan”).  Our Board approved the 2022 Plan on March 14, 2022, subject to stockholder approval.

The 2022 Plan, if approved by our stockholders, will reserve for awards thereunder up to 8,000,000 shares of our common stock (plus up to an additional 1,280,610 shares of our common stock, to the extent that shares subject to outstanding 2016 Plan awards are recycled into the 2022 Plan, as described below.  If the 2022 Plan is approved by our stockholders, no new awards will be granted under the 2016 Plan after the annual meeting (although awards outstanding under the 2016 Plan will remain subject to the terms of the 2016 Plan).  Whether or not the 2022 Plan is approved at the annual meeting, we will not issue awards under the 2016 Plan with respect to more than 92,547 shares of our common stock between the record date for, and the date of, the annual meeting.  Whether or not this proposal is approved, no new awards will be issued under the Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan.

The purpose of the 2022 Plan is to promote the success and enhance the value of the Company by linking the personal interests of our employees, directors, consultants and other service providers with those of our stockholders, and by providing participants with an incentive for outstanding performance. The 2022 Plan is further intended to enable us to motivate, attract and retain talented service providers and thereby facilitate the successful conduct of our operations. The following features of the 2022 Plan will protect the interests of our stockholders:

No repricing of stock options or SARs. The 2022 Plan does not permit the repricing of stock options or SARs without stockholder approval

No single-trigger acceleration, “liberal” change in control definition. The 2022 Plan does not provide for automatic acceleration of award vesting upon a change in control, as long as awards are assumed or continued (or replaced with successor company awards) in connection with the change in control. In addition, the 2022 Plan does not include a “liberal” change in control definition.

Dividends. Dividends and dividend equivalents payable with respect to 2022 Plan awards will be subject to the same vesting terms as the related award.

Clawback. Awards under the 2022 Plan are expressly subject to our clawback policy.

Director Compensation Limits. The 2022 Plan contains annual limits on the compensation payable to our non-employee directors.

If this proposal is not approved, the 2022 Plan will not become effective and the 2016 Plan will remain in effect in accordance with its present terms.  However, as of the record date, only 92,547 shares of common stock remain available for issuance in respect of new awards under the 2016 Plan. Accordingly, if this proposal is not approved, our ability to provide equity-based compensation will be limited.  In that case, our ability to attract and retain talent may be adversely impacted and this could adversely affect our long-term success.  Without the ability to issue equity-based awards, we would be forced to rely on cash alternatives to provide competitive compensation.  The increased use of cash compensation would, among other things, reduce the cash available for investment in our growth.

For these reasons, our Board unanimously recommends a vote “FOR” approval of the 2022 Plan.

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Overhang and Burn-Rate Information

The following table sets forth information on our equity award overhang as of March 1, 2022.  References herein to “OP Units” refer to units of limited partnership of Independence Realty Operating Partnership, LP (our “Operating Partnership”).  Each OP Unit is exchangeable into shares of our common stock on a one-for-one basis, subject to certain conditions.  As of March 1, 2022 and as of the date of this proxy statement, no OP Units have been issued under the 2016 Plan or any other compensatory plan.  Because we are a REIT that conducts substantially all of our operations through our Operating Partnership, both shares of our common stock and OP Units not owned by us are included for purposes of presenting the overhang and burn rate information below.

Overhang Detail	Status as of March 1, 2022
Stock options and stock appreciation rights outstanding	-
Weighted-average exercise price	-
Weighted-average remaining term	-
Shares subject to outstanding full-value awards(1)	1,607,983
Proposed shares to be reserved under 2022 Plan(2)	8,000,000
Total Common Stock and OP Units outstanding(3)	228,146,927

(1)

“Full-value” awards” refers to stock-based awards other than stock options and SARs. Our outstanding full-value awards consist of restricted stock, restricted stock unit (“RSU”) and performance-based RSU (“PSU”) awards. The number shown includes (x) 427,919 shares of our common stock subject to time-vested full value awards, and (y) 1,180,064 shares of our common stock subject to performance-based full value awards (with outstanding awards subject to open performance periods counted based on maximum performance levels and outstanding awards subject to completed performance periods counted based on actual performance).

(2)	Excludes 1,280,610 shares subject to 2016 Plan awards that may be recycled into the 2022 Plan, as those shares are already counted above as outstanding full-value awards.
(2)	Includes 221,165,086 shares of our common stock and 6,981,841 OP Units outstanding as of March 1, 2022. Excludes OP Units held by us.

Other than the foregoing, no other awards pursuant to which shares of our common stock were issuable under any of our existing or prior equity compensation arrangements, including the 2016 Plan, were outstanding as of March 1, 2022.

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Burn Rate Detail

The following table sets forth information regarding historical awards granted during 2019, 2020 and 2021, and the corresponding “burn rate,” which is defined for any year as (1) the number of stock options and SARs granted in that year, (2) the number of shares subject to time-vested full value awards granted in that year, plus (3) the number of shares subject to performance-based full-value awards earned in that year, all divided by the weighted-average number of shares of our common stock and OP Units (other than OP Units held by us) outstanding as of the end of that year, for each of the last three fiscal years:

Award Type	2019	2020	2021
Stock options and SARs granted (A)	-	-	-
Time-based, full-value awards granted(1) (B)	213,744	282,735	514,177
Performance-based, full-value awards earned(2) (C)	-	113,234	340,310
Total (A+B+C)	213,744	395,969	854,487
Weighted-average common shares (3)(D)	90,417,486	94,688,440	109,831,520
Burn Rate ((A+B+C)/D)	0.24%	0.42%	0.78%

(1)

Time-based full-value shares granted consists of all restricted stock and RSU awards granted during the applicable year that, upon grant, either were vested or were subject to vesting based solely on continued employment or service.

(2)	The following table provides further detail regarding performance-based full-value awards that were granted, earned, forfeited and outstanding during the 2019, 2020 and 2021 calendar years:

	2019	2020	2021
Unearned at beginning of period(a)	453,748	717,677	882,076
Shares subject to awards granted during the period(a)	395,894	303,182	381,737
Shares subject to awards actually earned during the period	-	(113,234)	(340,310)
Shares subject to awards forfeited during the period(b)	-	-	-
Unearned at end of period(a)	849,642	907,625	923,503
(a)	Represents the number of shares of our common stock subject to outstanding PSUs, assuming performance at maximum levels.
(b)	Represents forfeitures arising due to failure to meet performance goals or due to termination of employment or service relationship.
(c)	Represents the change in the number of PSUs earned based on performance achievement for the performance period.
(3)	For each applicable year, represents the weighted-average number of shares of our common stock and OP Units (other than OP Units held by us) outstanding during the year.
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Summary of the 2022 Plan

The principal provisions of the 2022 Plan are summarized below. This summary is qualified in its entirety by reference to the 2022 Plan document, a copy of which is attached as Appendix C to this proxy statement. To the extent the description below differs from the text of the 2022 Plan, the text of the 2022 Plan controls.

Shares of Common Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our common stock that may be issued under the 2022 Plan is the sum of (i) 8,000,000 shares, (plus (ii) up to 1,280,610 additional shares subject to 2016 Plan awards, to the extent those shares are recycled as described below).

If and to the extent that an award under the 2022 Plan or 2016 Plan terminates, expires, is canceled or is forfeited for any reason on or after the date the 2022 Plan is approved by our stockholders (the “approval date”) (including upon cancellation or settlement of such award in exchange for cash or property other than shares), the shares of our common stock associated with an award under the 2022 Plan or 2016 Plan will become available (or again be available) for grant under the 2022 Plan.  Similarly, shares of our common stock withheld on or after the approval date in settlement of a tax withholding obligation associated with an award under the 2022 Plan or 2016 Plan, or in satisfaction of the exercise price payable upon exercise of an award under the 2022 Plan or 2016 Plan, will become available (or again be available) for grant under the 2022 Plan.  Finally, any shares of our common stock subject to a SAR that are not delivered upon exercise or settlement of such award will again become available for grant under the 2022 Plan.

Any shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by us or a subsidiary of ours, or with which we or a subsidiary of ours combine, will not reduce the total share reserve.

The maximum aggregate number of shares under the 2022 Plan that may be issued in respect of incentive stock options (“ISOs”) is 9,280,610.

The market value of a share of our common stock as of March 15, 2022 was $25.66.

Plan Administration

The 2022 Plan vests broad powers in a committee to administer and interpret the 2022 Plan. Unless otherwise determined by the Board, that committee will be the Compensation Committee. In this capacity, the Compensation Committee has the authority to, among other things, select participants, determine the form, amount and timing of each award to such persons, modify the terms of awards, determine when awards will be granted and paid, accelerate the vesting or exercisability of an award and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 2022 Plan. The Compensation Committee may delegate certain of its authority to grant awards to the extent permitted by applicable law and subject to such limitations as the Compensation Committee may prescribe.

To the extent permitted by applicable law, and subject to such limitations as the Board may prescribe, the Board may from time to time designate a committee (a “Special Committee”) to grant awards under the 2022 Plan to participants who are not subject to Section 16 of the Exchange Act. The Special Committee will have the authority to, among other things, determine the recipients of such awards, determine the number of shares, other securities or the dollar amount to which such awards relate and determine the other terms and conditions of such awards.  To that extent, references herein to the Compensation Committee may therefore also include the Special Committee. Otherwise, the authority to administer the 2022 Plan will remain with the Compensation Committee.

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In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares of our common stock available for grant under the 2022 Plan.

Eligibility

Employees, directors, consultants and other persons who provide services to us and our affiliates are eligible to be granted awards under the 2022 Plan. However, in accordance with applicable tax rules, only our employees (and the employees of our subsidiaries) are eligible to be granted ISOs.

As of March 15, 2022, there were approximately 905 employees, 10 directors (including two directors who are also employees), 8 consultants and no other service providers who would be eligible to participate in the 2022 Plan.

Types of Awards

The 2022 Plan provides for the grant of the following types of awards: (i) stock options (both ISOs and non-qualified stock options), (ii) SARs, (iii) restricted stock, (iv) RSUs, and (v) cash or other stock based awards (which may include, among other things, interests in our Operating Partnership or fully vested shares of our common stock).

Stock Options. A stock option entitles the holder to purchase from us a stated number of shares of our common stock at a specified price for a limited period of time. The Compensation Committee will specify the number of shares of our common stock subject to each option and the exercise price for such option, provided that, in case of an ISO, the exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. However, for an ISO granted to a ten percent stockholder, the exercise price shall not be less than 110% of the fair market value of our common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee may, in its discretion, permit payment of the exercise price through other methods, including the delivery of previously owned whole shares, the withholding of shares by us, through a broker-assisted exercise, or by a combination of methods.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant, but shall not exceed 10 years (five years in the case of ISOs granted to a 10 percent stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A SAR represents the right to receive, upon exercise, any appreciation in the value of a share of our common stock over a particular time period. The exercise price of a SAR shall not be less than the fair market value of a share of our common stock on the date the SAR is granted. The maximum term of a SAR shall be determined by the Compensation Committee on the date of grant, but shall not exceed 10 years. SAR payouts may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service with us (or our affiliates) terminates due to death or disability, the participant’s unexercised options and SARs may be exercised, to the extent they were exercisable at the time of the participant’s death or

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disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve (12) months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause, (i) all unexercised options and SARs (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any option or SAR exercise then in progress will be cancelled. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and SARs may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety (90) days from the termination date or until the expiration of the original option or SAR term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and SARs that are not exercisable at the time of the termination of service shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of our common stock that are subject to forfeiture and transfer restrictions during a specified period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of restricted stock. If the specified vesting conditions are not attained, the underlying shares or our common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, any such dividends will be subject to the same vesting conditions as the restricted stock to which they relate, or, if the Compensation Committee so determines, reinvested in additional shares of restricted stock. If the underlying restricted stock is forfeited prior to becoming vested, accrued dividends will be forfeited as well.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value at the time of settlement of one share of our common stock. An RSU may be settled in shares of our common stock, cash or a combination of both, at the discretion of the Compensation Committee.

Cash or other Stock Based Awards. Cash or other stock based awards may be granted to participants. Such cash or other stock based awards may include, without limitation: (a) incentive, retention or other cash bonuses, (b) shares of our common stock not subject to any restrictions or conditions, (c) awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock (including without limitation, limited partnership interests in our Operating Partnership that may be exchanged or redeemed for shares of our common stock, other rights convertible or exchangeable into shares of our common stock, convertible or exchangeable debt securities, and awards valued by reference to book value of shares of our common stock), or (d) awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to the securities of our Operating Partnership or any of our other subsidiaries. For purposes of calculating the number of shares underlying a cash or other stock based award that is payable in whole or in part in shares (or convertible or exchangeable into shares), relative to the total number of shares reserved and available for issuance under the 2022 Plan, the Compensation Committee will specify in the award agreement the maximum number of shares potentially issuable thereunder, subject to specified adjustments. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable the term, any exercise or purchase price, performance goals, vesting conditions, conversion or exchange ratios and the treatment of such award upon cessation of service.

Other Stock Based Awards may include limited partnership interests in our Operating Partnership intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43.  Such profits interests could be structured so that, if they accumulate a liquidating value equal to the price of our common stock, they could be converted into OP Units (which OP Units could then become exchangeable for shares of our common stock on a one-for-one basis, subject to certain conditions).

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Vesting

The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Compensation Committee’s discretion.

Dividend Equivalent Rights

Dividend equivalent rights may be granted in connection with awards under the 2022 Plan in the discretion of the Compensation Committee.  A dividend equivalent right entitles the participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the shares of our common stock subject to the related award, had such shares been outstanding.  The Compensation Committee may provide that dividend equivalent rights will be paid or credited in cash, or paid or credited in shares of our common stock (based on the fair market value of those shares on the dividend payment date).  In any case, dividend equivalent rights granted under the 2022 Plan will be subject to the same vesting conditions as the awards to which they relate.

Non-Employee Director Award Limits

Beginning with our first fiscal year following the approval date, the aggregate amount of equity and cash compensation payable to a non-employee director with respect to a fiscal year, whether under the 2022 Plan or otherwise, for services as a non-employee director, will not exceed $750,000; provided, however, that such amount will be $1,000,000 for the fiscal year in which the applicable non-employee director is initially elected or appointed to the Board. This director compensation limit will not apply to (i) compensation earned by a non-employee director solely in his or her capacity as chair of our Board or lead independent director, (ii) compensation earned by a non-employee director for services he or she performs outside of his or her role as a non-employee director (e.g., as an advisor or consultant), or (iii) compensation awarded by our Board to a non-employee director in extraordinary circumstances, as determined by our Board in its discretion, so long as, in each case, the non-employee director does not participate in the decision to award him- or herself the additional compensation.

Adjustments for Stock Dividends, Stock Splits, Etc

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction affecting shares of our common stock, the Compensation Committee, to prevent dilution or enlargement of participants’ rights under the 2022 Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the 2022 Plan or under outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, grant price or purchase price applicable to outstanding awards, and/or any other affected terms and conditions of the 2022 Plan and outstanding awards.

Change in Control

Unless otherwise provided in the applicable award agreement or otherwise determined by the Compensation Committee, upon the occurrence of a “change in control” (as defined below), outstanding awards will be (A) continued by us (subject to such adjustments as the Compensation Committee deems equitable to reflect the transaction), or (B) in the manner described in any applicable transaction documents, (1) assumed by our successor or its parent (subject to any adjustments contemplated to reflect the transaction), or (2) canceled and replaced with a substitute award issued by our successor or its parent.

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Notwithstanding the foregoing, if a change in control occurs and we determine not to continue an award and provision is not made for the assumption or replacement of that award, then that award will instead be treated as follows:

(i) any time-based vesting conditions will be deemed satisfied upon the change in control;

(ii) any performance-based vesting conditions will be deemed satisfied upon the change in control at the “target” performance level or, if greater, at the level of performance achieved as of a date reasonably proximate to the change in control (without pro-ration of the applicable performance goals, unless otherwise determined by the Compensation Committee);

(iii) if the award is an option or SAR, the vested portion of the award (taking into account any accelerated vesting under clause (i) or (ii) above) may be exercised immediately prior to (and contingent upon the occurrence of) the change in control and, to the extent not then exercised, the entire award will be cancelled upon the occurrence of the change in control.  Alternatively, the Compensation Committee may provide that, upon a change in control, an outstanding option or SAR may be cancelled in its entirety in exchange for cash and/or other substitute consideration with a value (as determined by the Compensation Committee) equal to: (1) the number of shares subject to the vested portion of that option or SAR (taking into account any accelerated vesting occurred under clauses (i) and (ii) above), multiplied by (2) the difference, if any, between the fair market value on the date of the change in control and the exercise price of that option or the base price of the SAR; provided, that if the fair market value on the date of the change in control does not exceed the exercise price of any such option or the base price of any such SAR, such option or SAR may be cancelled without payment of any consideration; and

(iv) if the award is a RSU, the award may be revised to apply to cash or substitute property with a value (as determined by the Compensation Committee) equal to the fair market value of the shares underlying the award at the time of the change in control.  Such cash or other substitute property will be subject to the same settlement timing as the shares that had been subject to the RSU; provided that if the award is subject to certain tax rules regarding non-qualified deferred compensation, the Compensation Committee may elect to liquidate the award on an accelerated basis in accordance with those tax rules.

For purposes of the 2022 Plan, “change in control” includes any of the following events:

•individuals who, on the approval date of the 2022 Plan, constitute our Board (referred to below as incumbent directors) cease for any reason to constitute at least a majority of our Board; provided, that any person becoming a director after the approval of the 2022 Plan and whose election or nomination for election was approved (or recommended to the stockholders for approval) by a vote of at least a majority of the incumbent directors then in office will be considered an incumbent director;

•any person becomes a beneficial owner, directly or indirectly, of either (A) 35% or more of the then outstanding shares of our common stock or (B) securities representing 35% or more of the combined voting power of our then outstanding securities generally eligible to vote in the election of directors; provided, however, that the following acquisitions of our common stock or our voting securities will not constitute a change in control: (w) an acquisition directly from us, (x) an acquisition by us or one of our subsidiaries, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or one of our subsidiaries, or (z) an acquisition pursuant to a non-qualifying transaction (as defined below);

•the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving us or one of our subsidiaries, or the sale or other disposition of all or substantially all of our assets (a “CIC sale”), or the acquisition of assets or stock of another corporation or other entity (a “CIC acquisition”), unless immediately following such reorganization, CIC sale or CIC acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and securities generally eligible to vote in the election of directors immediately prior to such reorganization, sale or acquisition beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding shares of common stock and securities generally eligible to vote in the election of directors, whether of us or the entity resulting from such reorganization, CIC sale or CIC acquisition (including, without limitation, an entity which as a result of such transaction owns us or all or substantially all of our assets or stock either directly or indirectly) in substantially the same proportions as their ownership, immediately prior to such reorganization, CIC sale or CIC acquisition, of our outstanding common stock and securities generally eligible to vote in the election of directors, and (B) no person (other than (x) us or any of our subsidiaries, (y) the surviving entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 35% or more of the then outstanding common stock or 35% or more of the total voting power of the outstanding securities generally eligible to vote in the election of directors, and (C) at least a majority of the members of the board of directors of the surviving entity are incumbent directors (any reorganization, CIC sale or CIC acquisition which satisfies all of the criteria specified in (A), (B) and (C) above will be referred to as a “non-qualifying transaction”); or

•approval by our stockholders of our complete liquidation or dissolution.

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Repricing of Options and SARs Prohibited

We may not, without stockholder approval, reduce the exercise price of outstanding options or SARs under the 2022 Plan or effect repricing through cancellation and re-grants or cancellation of options or SARs under the 2022 Plan in exchange for cash or other awards (other than equitable adjustments to reflect a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change, as further described above under the heading “Adjustments for Stock Dividends, Stock Splits, Etc.”).

Amendments and Termination

Our Board may amend or terminate the 2022 Plan at any time, provided that stockholder approval may be required for certain amendments under rules of the New York Stock Exchange (NYSE).  Generally, under current NYSE rules, material amendments to the 2022 Plan, including those that materially increase the number of shares of common stock available (other than an increase solely to reflect a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change), expand the types of awards available or the persons eligible to receive awards or extend the term of the 2022 Plan.  The Board may determine to make amendments to the 2022 Plan subject to the approval of the common stockholders for purposes of complying with the rules of the NYSE or to facilitate the grant of ISOs.

Miscellaneous

Generally, awards granted under the 2022 Plan may not be transferred, except by will or intestate succession. However, the Compensation Committee may in its discretion authorize the gratuitous transfer of awards (other than ISOs) to family members of the grantee, partnerships owned by such family members, trusts for the benefit of such family members or to similar estate planning vehicles.

Awards under the 2022 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the Compensation Committee may authorize the withholding of shares subject to an award to satisfy required tax withholding.

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Awards under the 2022 Plan (and any shares subject to the awards) will be subject to our clawback, stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.

Awards do not give participants rights as a holder of our common stock unless and until shares of our common stock are issued to such participants. Awards do not entitle any employee or other service provider to continue in the service with us or any of our affiliates.

Unless the term of the 2022 Plan is extended with the approval of our stockholders or terminated earlier by the Board, the 2022 Plan will expire on March 14, 2032 (ten years after our Board approved the 2022 Plan).

Federal Income Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2022 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change and we do not guaranty the tax treatment of any award.

Generally, all amounts taxable as ordinary income to participants in respect of awards under the 2022 Plan are expected to be deductible us as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Under Section 162(m), we generally cannot deduct compensation paid to certain covered employees in excess of $1 million per year.

Nonqualified Stock Options

A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Incentive Stock Options

A participant recognizes no taxable income when an ISO is granted or exercised. As long as the participant meets the applicable holding period requirements for shares received upon exercise of an ISO (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option

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price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an ISO.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the difference between the base price and the fair market value of our common stock and/or the amount of cash received on the exercise date.

Restricted Stock

If a participant receives shares of restricted stock under the 2022 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse (plus any amount paid for the shares), and the participant’s holding period for the shares will begin when the forfeiture conditions lapse. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the income recognized at grant (plus any amount paid for the shares), and the participant’s holding period for such shares will begin at the time of grant. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Restricted Stock Units

No taxable income is recognized upon the grant of an RSU and any related dividend equivalent right.  When shares of common stock or cash are delivered to a participant in respect of an RSU and any related dividend equivalent right, the value of the shares or cash is then taxable to the participant as ordinary income.

Cash or Other Stock Based Awards

The taxation of cash or other stock based awards will depend upon the design of such awards.

2022 Proxy Statement | 76

New Plan Benefits

If the 2022 Plan is approved by our stockholders, annual awards to our non-employee directors will be made under the 2022 Plan immediately following the annual meeting.  If the 2022 Plan is not approved, those same awards will be made under the 2016 Plan.  In either case, the awards will be a number of fully vested shares of our common stock determined by dividing $90,000 by the closing price of our common stock on the NYSE on the date of the annual meeting.

Other than the non-employee director awards described above, no awards have  yet been planned or committed to under the 2022 Plan.  Insofar as other awards under the 2022 Plan will be determined by the Compensation Committee in its discretion, it is not possible to determine the number, name or positions of other persons who will benefit from the 2022 Plan, if it is approved by our stockholders, or the terms of any such benefits.

The table below reflects the new plan benefits that are determinable under the 2022 Plan as of the date of this proxy statement.

Independence Realty Trust, Inc. 2022 Long Term Incentive Plan
Name and position	Dollar value ($)	Number of units
Scott F. Schaeffer (Chief Executive Officer)	--	--
James J. Sebra (Chief Financial Officer)	--	--
Farrell M. Ender (President)	--	--
Jessica K. Norman (Chief Legal Officer)	--	--
Jason R. Delozier (Chief Accounting Officer)	--	--
Executive Group	--	--
Non-Executive Director Group	$720,000(1)	(1)
Non-Executive Officer Group	--	--
(1)

This amount represents the $90,000 grant date fair value of the 2022 annual equity awards for eight non-employee directors.  As noted above, the number of shares received by each non-employee director will be determined by dividing $90,000 by the closing price of our common stock on the NYSE on the date of the annual meeting.

2022 Proxy Statement | 77

Equity Compensation Plan Information

The following table sets forth certain information regarding IRT’s equity compensation plans as of December 31, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (3)
Equity compensation plans approved by security holders	1,216,217	n/a	588,088
Equity compensation plans not approved by security holders	-	n/a	-
Total	1,216,217		588,088

(1)

Includes PSUs and RSUs which remained subject to forfeiture at December 31, 2021. The number of PSUs reflects the maximum number of shares issuable if the maximum performance criteria are achieved. Excludes 269,622 restricted common stock awards that remained subject to forfeiture at December 31, 2021 because they do not constitute outstanding options, warrants and rights.

(2)	The weighted average exercise price in column (b) does not take the PSUs and RSUs into account, as they do not have an exercise price.

(3)	Reflects shares avaiable for issuance, assuming that maximum performance is achieved with respect to PSUs subject to performance periods ending after December 31, 2021.

Vote Required; Board Recommendation

Approval of the 2022 Plan requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote. Our  Board unanimously recommends a vote “FOR” this proposal.

2022 Proxy Statement | 78

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has delegated oversight of compliance with our code of ethics to our Audit Committee, including the review of related party transactions, potential and actual conflicts of interest and the granting of waivers to the code of ethics. Our Audit Committee is responsible, and has the full power of the Board, to approve or reject all related party transactions on our behalf. All related party transactions and any identified potential and actual conflicts of interest are to be reviewed and approved or rejected by our Audit Committee. Our Audit Committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. If our Audit Committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code of ethics. In determining whether a conflict of interest exists, our Bylaws provide that a director or officer has no responsibility to devote his or her full time to our affairs and that any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with ours. Any waiver of the code of ethics may be made only by the Audit Committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or directors will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8

To be considered for inclusion in our proxy statement and form of proxy for our 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2022 annual meeting, stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than November 18, 2022. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from our proxy materials for the 2023 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8

Our Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in our proxy statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Bylaws and must be delivered to, or mailed and received by, our Secretary at our principal office no earlier than the close of business on October 19, 2022 and no later than the close of business on November 18, 2022. However, in the event the 2023 annual meeting is scheduled to be held on a date before April 18, 2023, or after June 17, 2023, then such advance notice must be received by us not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by us (or if that day is not a business day for us, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the annual meeting, and all proposals and nominations must be submitted to: Secretary, Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania, 19103. The stockholder proponent must appear in person to present the

2022 Proxy Statement | 79

proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2023 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2023 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Director Recommendations

A stockholder who wishes to submit recommendations for director candidates to the Nominating Committee should send a written recommendation to our principal office, attention: Secretary. Our Secretary will forward it to the Nominating Committee chair. The stockholder must provide the same information regarding the director candidate called for in our Bylaws for a director nomination and submit such recommendation within the time period in our Bylaws set forth for a director nomination. All stockholder recommendations received by the Nominating Committee will begin to be reviewed at the first meeting of the Nominating Committee held after receipt of all information required with respect to the recommendation.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2021 annual report to stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2021, was made available to stockholders of record as of March 15, 2022. Stockholders of record as of March 15, 2022, and beneficial owners of our common stock on that date, may obtain from us, without charge, a copy of our 2021 annual report to stockholders and our most recent Annual Report on Form 10-K filed with the SEC by a request to us in writing. Such requests may be made by writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 15, 2022. Within the “Investor Relations” page of our website at http://irtliving.com, you can obtain, free of charge, a copy of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC. Information from our website is not incorporated by reference into this proxy statement.

2022 Proxy Statement | 80

APPENDIX A

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Set forth below is a reconciliation of net income (loss) to FFO and Core FFO for the years ended December 31, 2021, 2020, and 2019 (in thousands, except per share data).

	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019
	Amount	Per Share (1)	Amount	Per Share (1)	Amount	Per Share (1)
Funds From Operations:
Net income	$45,529	$0.41	$14,877	$0.16	$46,354	$0.51
Adjustments:
Real estate depreciation and amortization	76,487	0.70	60,352	0.64	52,482	0.58
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(90,277)	(0.82)	(7,554)	(0.08)	(42,628)	(0.47)
Funds From Operations	$31,739	$0.29	$67,675	$0.72	$56,208	$0.62
Core Funds From Operations:
Funds From Operations	$31,739	$0.29	$67,675	$0.72	$56,208	$0.62
Adjustments:
Other depreciation and amortization	423	-	335	-	333	0.01
Abandoned deal costs	-	-	130	-	-	-
Casualty losses	359	-	711	0.01	-	-
Loan (premium accretion) discount amortization	(501)	-	-	-	-	-
Prepayment penalties on asset dispositions	2,607	0.02	-	-	7,417	0.08
Loss on extinguishment of debt	10,261	0.09	-	-	-	-
Merger and integration costs	47,063	0.44	-	-	-	-
Core Funds From Operations	$91,951	$0.84	$68,851	$0.73	$63,958	$0.71
(1)	Based on 109,418,810, 94,430,935, and 90,680,212 weighted average shares and units outstanding for the years ended December 31, 2021, 2020, and 2019, respectively.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Set forth below is a reconciliation of same store net operating income to net income (loss) available to common shares for the years ended December 31, 2021, and 2020 (in thousands, except per unit data).

	Twelve-Months Ended December 31 (a)
	2021	2020	% change
Revenue:
Rental and other property revenue	$191,525	$176,651	8.4%
Property Operating Expenses
Real estate taxes	22,327	22,780	-2.0%
Property insurance	4,240	3,869	9.6%
Personnel expenses	16,699	16,082	3.8%
Utilities	9,932	9,418	5.5%
Repairs and maintenance	6,956	5,995	16.0%
Contract services	7,336	7,011	4.6%
Advertising expenses	1,862	1,789	4.1%
Other expenses	2,073	1,897	9.3%
Total operating expenses	71,425	68,841	3.8%
Net operating income	$120,100	$107,810	11.4%
NOI Margin	62.7%	61.0%	1.7%
Average Occupancy	95.7%	93.4%	2.3%
Average effective monthly rent, per unit	$1,209	$1,142	5.9%
Reconciliation of Same-Store Net Operating Income to Net income
Same-store portfolio net operating income (a)	$120,100	$107,810	11.4%
Non same-store net operating income	36,140	20,379
Other revenue	760	739
Property management expenses	(9,539)	(8,494)
General and administrative expenses	(18,610)	(15,095)
Depreciation and amortization	(76,909)	(60,687)
Abandoned deal costs	-	(130)
Casualty losses	(359)	(711)
Interest expense	(36,401)	(36,488)
Gain on sale (loss on impairment) of real estate assets, net	87,671	7,554
Loss on extinguishment of debt	(10,261)	-
Merger and integration costs	(47,063)	-
Net income	$45,529	$14,877
(a)	Same store portfolio for the years ended December 31, 2021, and 2020 includes 47 properties, which represent 12,838 units.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Set forth below is a reconciliation of net income to net debt to adjusted EBITDA (proforma) the quarter ended December 31, 2021 (in thousands).

ADJUSTED EBITDA:	December 31, 2021
Net income (loss)	$29,465
Add-Back (Deduct):
Depreciation and amortization	26,210
Interest expense	10,757
Net loss on impairment (gain on sale) of real estate assets	(76,179)
Merger and integration costs	41,787
Loss on extinguisment of debt	10,261
Adjusted EBITDA	$42,301

Total debt	$2,705,336
Less: cash and cash equivalents	(35,972)
Less: loan discounts and premiums, net	(71,586)
Total net debt	$2,597,778

Net debt to Adjusted EBITDA (pro forma) (a)	15.4x

(a)

Reflects actual net debt to Adjusted EBITDA for the period presented. Pro forma net debt to adjusted EBITDA was 7.7x, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA.

APPENDIX B

INDEPENDENCE  REALTY  TRUST, HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE  MEETING OR ANY POSTPONEMENT ORADJOURNMENT THEREOF.  Stephen  R.  Bowie  Ned  W.  Brines  Richard  D.  Gebert  Melinda  H.  McClure  Ella  S.  Neyland  Thomas  H.  Purcell  Ana  Marie  del  Rio  DeForest  B.  Soaries,  Jfr.  Lisa  Washington  2.  The  Board  of  Directors  recommends:  a  vote  FORratification  of  the  appointmentof  KPMG  LLP  as  the  Company’s  independent  registered  public  accounting  firmfor  the  year  ending  December  31,  2022.  3.  The  Board  of  Directors  recommends:  a  vote  FOR the  advisory,  non-binding  vote  to  approve  the  Company’s  executive  compensation.  4.  The  Board  of  Directors  recommends:  a  vote  FOR the  adoption  of  the  Company's  2022  Long  Term  Incentive  plan.    5.  To  vote  and  otherwise  represent  the  undersigned  on  such  other  business  as  may  properly  come  before  the  annual  meeting  or  any  postponement(s)  or  adjournment(s)  thereof  in  the  discretion  of  the  To  change  the  address  on  your  account,  please  check  the  box  at  right  and    proxy  holder.  indicate  your  new  address  in  the  address  space  above.  Please  note  that  changestotheregisteredname(s)ontheaccountmaynotbesubmittedviathis  method.    Signature  of  Stockholder    Date:    SignatureofStockholderDate: Note: Please  sign  exactly  as  your  name  or  names  appear  on  this  Proxy.  When  shares  are  held  jointly,  each  holder  should  sign.  When  signing  as  executor,  administrator,  attorney,  trustee  or  guardian,  please  give  full  title  as  such.  If  the  signer  is  a  corporation,  please  sign  full  corporate  BOARD OF DIRECTORS OF INDEPENDENCE REALTYTRUST, INC.   The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, acting individually,  as proxies for the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes  them, or either of them, to vote all of the shares of Common Stock of Independence Realty Trust, Inc. ("IRT") held  of recordbythe u

0

INDEPENDENCE

REALTY

TRUST,

INC.

PROXY

THISPROXYISSOLICITEDONBEHALFOFTHE

BOARDOFDIRECTORSOFINDEPENDENCEREALTYTRUST,INC.

The

undersigned

hereby

appoints

Scott

F.

Schaeffer

and

James

J.

Sebra,

and

each

of

them,

acting

individually,

as

proxies

for

the

undersigned,

each

with

the

power

to

appoint

such

proxy’s

substitute,

and

hereby

authorizes

them,

or

either

of

them,

to

vote

all

of

the

shares

of

Common

Stock

of

Independence

Realty

Trust,

Inc.

("IRT")

held

of

record

by

the

undersigned

at

the

close

of

business

on

March

15,

2022

at

theAnnual

Meeting

of

Stockholders

of

IRT,

to

be

held

at

9:00

A.M.

Eastern

Time

on

Wednesday,

May

18,

2022

at

1835

Market

Street,

Suite

1720,

Philadelphia,

PA

19103,

and

at

any

and

all

adjournments

or

postponements

thereof

as

set

forth

on

the

reverse

side

hereof.

The Board of Directors of the Company recommends that stockholders vote FOR the election of the Board of Director nominees named; FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022; FOR the advisory, non-binding resolution to approve the Company's executive compensation; andFORthe adoption of the Company's 2022 Long Term Incentive Plan.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed, but no direction is made, this Proxy will be voted FOR each nominee and

FOR proposals 2, 3 and 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement(s)

or adjournment(s) thereof.

(Continued andto be signed on the reverse s       INDEPENDENCE   REALTY   TRUST,   INC.       PROXY     THISPROXYISSOLICITEDONBEHALFOFTHE   BOARDOFDIRECTORSOFINDEPENDENCEREALTYTRUST,INC.     The   undersigned   hereby   appoints   Scott   F.   Schaeffer   and   James   J.   Sebra,   and   each   of   them,   acting   individually,   as   proxies   for   the   undersigned,   each   with   the   power   to   appoint   such   proxy’s   substitute,   and   hereby   authorizes   them,   or   either   of   them,   to   vote   all   of   the   shares   of   Common   Stock   of   Independence   Realty   Trust,   Inc.   ("IRT")   held   of   record   by   the   undersigned   at   the   close   of   business   on   March   15,   2022   at   theAnnual   Meeting   of   Stockholders   of   IRT,   to   be   held   at   9:00   A.M.   Eastern   Time   on   Wednesday,   May   18,   2022   at   1835   Market   Street,   Suite   1720,   Philadelphia,   PA   19103,   and   at   any   and   all   adjournments   or   postponements   thereof   as   set   forth   on   the   reverse   side   hereof.       The Board of Directors of the Company recommends that stockholders vote FOR the election of the Board   of Director nominees named; FOR the ratification of the appointment of KPMG LLP as the Company's   independent registered public accounting firm for the year ending December 31, 2022; FOR the   advisory, non-binding resolution to approve the Company's executive compensation; andFORthe adoption   of the Company's 2022 Long Term Incentive Plan.     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned   stockholder. If properly executed, but no direction is made, this Proxy will be voted FOR each nominee and   FOR proposals 2, 3 and 4. The votes entitled to be cast by the undersigned will be cast in the discretion of   the Proxy holder on any other matter that may properly come before the meeting or any postponement(s)   or adjournment(s) thereof.     (Continued and to be signed on the reverse side)     1.1   14475

ANNUALMEETINGOFSTOCKHOLDERSOF INDEPENDENCEREALTYTRUST,INC. May18,2022 GOGREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDINGTHEAVAILABILITYOFPROXYMATERIALS FORTHESTOCKHOLDERMEETINGTOBEHELDONMAY18,2022: The notice of annual meeting, proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/18286/ Please mark, sign, date and mail your proxy card promptly in the enclosed envelope. Please detach along perforated line and mail in the envelope provided. 00033333333333330000 0 051822 THE BOARD OF DIRECTORS RECOMMENDSAVOTE "FOR" THE ELECTION OF DIRECTORSAND "FOR" PROPOSALS 2, 3AND 4. PLEASE MARK, SIGN, DATEAND MAILYOUR PROXYCARD PROMPTLYIN THE ENCLOSED ENVELOPE. PLEASE MARKYOUR VOTE IN BLUE OR BLACK INKAS SHOWN HERE x THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEEAND FOR PROPOSALS 2, 3 AND 4. THE VOTES ENTITLED TO BE CAST BYTHE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT ORADJOURNMENT THEREOF. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS FOR AGAINST ABSTAIN Scott F. Schaeffer Stephen R. Bowie Ned W. Brines Richard D. Gebert Melinda H. McClure Ella S. Neyland Thomas H. Purcell Ana Marie del Rio DeForest B. Soaries, Jr. Lisa Washington 2. The Board of Directors recommends :a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.3. The Board of Directors recommends: a vote FOR the advisory, non-binding vote to approve the Company’s executive compensation. 4. The Board of Directors recommends: a vote FOR the adoption of the Company's 2022 Long Term Incentive plan. 5. To vote and otherwise represent the undersigned on such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof in the discretion of the proxy holder. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX C

independence realty trust, Inc.

2022 long term INCENTIVE PLAN

Section 1.

Purpose; Definitions. The purposes of the Independence Realty Trust, Inc. 2022 Long Term Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Independence Realty Trust, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)	“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.
(b)

“Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)	“Approval Date” means the date on which this Plan is approved by stockholders of the Company.
(d)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.
(e)	“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(f)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(g)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(h)	“Cash or Other Stock Based Award” means an award that is granted under Section 10.
(i)	“Cause” as a reason for a Participant’s termination of service will have the meaning assigned such term in the employment, consulting or similar agreement, if any,

between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Cause” will mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any agreement with or fiduciary duty owed to the Company or any of its Affiliates; material breach by the Participant of any published Company or Affiliate code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Maryland law. The determination of the Committee as to the existence of “Cause” will be conclusive on the Participant and the Company.

(j)	“Change in Control” means and includes the occurrence of any one of the following events:
(i)

individuals who, on the Approval Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, that any person becoming a director after the Approval Date and whose election or nomination for election was approved (or recommended to the stockholders of the Company for approval) by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or

(ii)

any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding Shares, or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, further, that for purposes of this subsection (ii), the following acquisitions of Shares or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)

the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding securities generally eligible to vote in the election of directors, as the case may be, of the Company or the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Shares and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding securities generally eligible to vote in the election of directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity are Incumbent Directors (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(k)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(l)

“Committee” means the committee authorized to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board or except as otherwise specified in Section 2(c), the Compensation Committee of the Board will serve as the Committee.

(m)	“Director” means a member of the Board.
(n)	“Disability” means, unless otherwise provided in the applicable Award Agreement, a condition rendering a Participant Disabled.
(o)	“Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.
(p)	“Effective Date” has the meaning defined below in Section 17.
(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system (including, without limitation, the New York Stock Exchange), the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that exchange or system at the close of regular hours trading for the last preceding date on which there were sales of Shares on such exchange or system; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the last preceding date; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(s)	“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(t)

“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(u)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(v)	“Operating Partnership” means Independence Realty Operating Partnership, LP, a Delaware limited partnership of which the Company is the sole general partner.
(w)

“OP Interests” means limited partnership interests in the Operating Partnership (including limited partnership interests in the Operating Partnership that are intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43).

(x)	“Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.
(y)	“Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
(z)	“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.
(aa)	“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(bb)	“Prior Plan” means the Independence Realty Trust, Inc. 2016 Long Term Incentive Plan, as amended.
(cc)	“Prior Plan Award” means an award issued under the Prior Plan.
(dd)	“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(ee)	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.
(ff)	“Securities Act” means the Securities Act of 1933, as amended.
(gg)	“Shares” means shares of the Company’s common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3(e) hereof.
(hh)	“Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.
(ii)	“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.
Section 2.	Administration.
(a)

Authority of the Committee. The Plan shall be administered by the Committee; provided, that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company. The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(i)	select Participants;
(ii)	determine the type of Award to be granted;
(iii)	determine the number of Shares, if any, to be covered by each Award;
(iv)	establish the other terms and conditions of each Award, including any performance goals applicable to Awards;
(v)	determine whether or what extent performance or other conditions applicable to the vesting of an Award have been satisfied;
(vi)	accelerate the vesting or exercisability of an Award; and
(vii)	otherwise modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

(b)

Special Committee. To the extent permitted by Applicable Law and subject to such limitations as the Board may prescribe, the Board may from time to time designate a committee (the “Special Committee”) consisting of one or more of its members to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act at the time of grant. Unless otherwise required by Applicable Law, a Director need not be a Non-Employee Director to serve as or on the Special Committee. The authority of the Special Committee to grant Awards includes the authority to determine the recipients of such Awards, to determine the number of Shares, other securities or the dollar amount to which such Awards relate and to determine the other terms and conditions of such Awards, but the authority to administer the Plan will otherwise remain with the Committee. The creation of a Special Committee will not reduce or restrict the authority of the Committee, unless expressly provided by the Board.

(c)

Committee Delegation. To the extent permitted by Applicable Law and subject to such limitations as the Committee may prescribe, the Committee may delegate to one or more officers of the Company the authority to grant Awards to employees of the Company or its Subsidiaries who are not subject to the requirements of Section 16 of the Exchange Act at the time of grant. The Committee may revoke any such delegation at any time for any reason with or without prior notice.

Section 3.	Shares Subject to the Plan.
(a)

Shares Subject to the Plan. Subject to adjustment as provided in Sections 3(c) and 3(e)below, the maximum number of Shares that may be issued under the Plan is the sum of (i) 8,000,000 Shares, plus (ii) up to 1,280,610 additional Shares subject to Prior Plan Awards, to the extent those Shares are recycled pursuant to Section 3(c) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b)

Substitute Awards. Notwithstanding the foregoing, any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of Shares available for issuance hereunder.

(c)

Share Recycling. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Approval Date (including upon cancellation or settlement of such award in exchange for cash or property other than Shares), the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan. Similarly, Shares withheld on or after the Approval Date in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award, or in satisfaction of the exercise price payable upon exercise of an Award or Prior Plan Award, will become available (or again be available) for grant under the Plan. Finally, any Shares subject to a Stock Appreciation Right that are not delivered upon exercise or settlement of such Award will again become available for grant under the Plan.

(d)

Incentive Stock Option Limit. Subject to adjustment as provided in Section 3(e) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is the sum of the amounts stated in Sections 3(a)(i) and 3(a)(ii), above.

(e)

Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(f)

Change in Control. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, the effect of a Change in Control on outstanding Awards will be determined in accordance with this section.

(i)

Upon the occurrence of a Change in Control, outstanding Awards will be (A) continued by the Company (subject to such adjustments as the Committee deems equitable to reflect the transaction), or (B) in the manner described in any applicable transaction documents, be (1) assumed by the Company’s successor or its parent (subject to any adjustments contemplated to reflect the transaction), or (2) canceled and replaced with a substitute award issued by the Company’s successor or its parent.

(ii)

However, notwithstanding the foregoing, if a Change in Control occurs and the Company determines not to continue an Award and provision is not made for the assumption or replacement of that Award, then that Award will instead be treated as follows:

(A)	Any time-based vesting conditions will be deemed satisfied upon the Change in Control; and
(B)

Any performance-based vesting conditions will be deemed satisfied upon the Change in Control at the “target” performance level or, if greater, at the level of performance achieved as of a date reasonably proximate to the Change in Control (without pro-ration of the applicable performance goals, unless otherwise determined by the Committee).

(C)

If the Award is an Option or Stock Appreciation Right, the vested portion of the Award (taking into account any accelerated vesting occurred under clauses (A) and (B) above) may be exercised immediately prior to (and contingent upon the occurrence of) the Change in Control and, to the extent not then exercised, the entire Award will be canceled upon the occurrence of the Change in Control. Alternatively, the Committee may provide that, upon a Change in Control, an outstanding Option or Stock Appreciation Right may be canceled in its entirety in exchange for cash and/or other substitute consideration with a value (determined by the Committee to be) equal to: (1) the number of Shares subject to the vested portion of that

Option or Stock Appreciation Right (taking into account any accelerated vesting occurred under clauses (A) and (B) above), multiplied by (2) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, such Option or Stock Appreciation Right may be canceled without payment of any consideration.

(D)

If the Award is a Restricted Stock Unit, the Award may be revised to apply to cash or substitute property with a fair market value (as determined by the Committee) equal to the Fair Market Value of the Shares underlying the Award at the time of such Change in Control.  Such cash or other substitute property will be subject to the same settlement timing as the Shares that had been subject to the Award; provided that if the Award is non-qualified deferred compensation subject to Section 409A of the Code, the Committee may elect to liquidate the Award in accordance with Section 16(g) of the Plan.

(g)

Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(h)

Annual Compensation Limitations for Non-Employee Directors. Beginning with the first fiscal year following the year in which the Approval Date occurs, the aggregate amount of equity and cash compensation (collectively “Compensation”) payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the fiscal year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act, or a successor provision. The Director Limit shall not apply to (i) Compensation earned by a Non-Employee Director solely in his or her capacity as chairperson of the Board or lead independent director; (ii) Compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) Compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional Compensation does not participate in the decision to award such Compensation.

Section 4.

Eligibility. Employees, Directors, consultants and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided that such persons are eligible to be issued securities of the Company registered on Form S-8 or exempt from registration under Rule 701 under the Securities Act, as applicable (or any successor provision). However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.

Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)

Option Price. The exercise price per Share under an Option will be determined by the Committee and, in the case of an Incentive Stock Option, will not be less than 100% of Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b)

Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)

Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)	Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of

Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, in the manner described in the next sentence or by such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value over (b) the Option exercise price, divided by (B) the then current Fair Market Value.

An Option will not confer upon a Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)

Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)

Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.

Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the vesting conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of an underlying Share of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.
Section 7.

Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)

Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)

Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)

Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares that the Company has not yet delivered will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)

Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.
Section 8.	Restricted Stock.
(a)

Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)

Certificates. Upon the issuance of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period (as defined below). If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)

Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)

During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more vesting conditions.

(ii)

While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the cash distributions or dividends will be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock, to the extent Shares are available under Section 3 of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)	Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its

Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.
Section 9.

Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units and may impose one or more vesting conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the vesting conditions and time and form of payment with respect to such Award. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that a Restricted Stock Unit Award may in the discretion of the Committee provide for dividend equivalent rights (either in the form of cash or additional unit credits), subject to Section 19 hereof.

Section 10.

Cash or Other Stock Based Awards. The Committee may grant Cash or Other Stock Based Awards hereunder. Such Cash or Other Stock Based Awards may include, without limitation: (a) incentive, retention or other cash bonuses, (b) Shares not subject to any restrictions or conditions, (c) awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, OP Interests that may be exchanged or redeemed for Shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and awards valued by reference to book value of Shares), and (d) awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to the securities of the Operating Partnership or any other Subsidiary. For purposes of calculating the number of Shares underlying a Cash or Other Stock Based Award that is payable in whole or in part in Shares (or convertible or exchangeable into Shares), relative to the total number of Shares reserved and available for issuance under Section 3(a) hereof, the Committee will specify in the Award Agreement the maximum number of Shares potentially issuable thereunder (which maximum number will be subject to adjustment under Section 3(e) hereof). The Award Agreement evidencing a Cash or Other Stock Based Award will also set forth the other terms and conditions of such Cash or Other Stock Based Award, including, as applicable, any term, exercise or purchase price, performance goals, vesting conditions, conversion or exchange ratios and other terms and conditions, including the treatment of such Cash or Other Stock Based Award upon cessation of the Participant’s service.

Section 11.	Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.
Section 12.

Repricing Prohibited. The Company may not, without stockholder approval, reduce the exercise price or base price of outstanding Options or Stock Appreciation Rights under the Plan or effect repricing through cancellation and re-grants or cancellation of Options or Stock Appreciation Rights in exchange for cash or other Awards (other than equitable adjustments in accordance with Section 3(e)).
Section 13.	Conditions Upon Grant of Awards and Issuance of Shares.
(a)

The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)	No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.
(c)

If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

Section 14.

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members, to partnerships in which such family members are the only partners or to other similar estate planning vehicles. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.

Withholding of Taxes.   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.	General Provisions.
(a)

The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b)	The Awards, and any Shares subject thereto, will be subject to the Company’s stock ownership, securities trading, anti-hedging and other similar policies as in effect from time to time.
(c)

All Shares or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Board deems necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause such Shares or other securities to be legended to reflect those restrictions.

(d)

Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. Similarly, the grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

(e)

Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)

The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement (including under the Dodd-Frank Wall Street Reform and Consumer Protection Act) will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

(g)

For any Award that is non-qualified deferred compensation subject to Section 409A of the Code, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision.

(h)

All Awards are intended to be exempt from or comply with the requirements of Section 409A and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award.

Section 17.

Effectiveness of Plan. The Plan became effective on March 14, 2022 (the “Effective Date”), the date it was approved by the Board, subject to approval by the stockholders of the Company on or prior to the first anniversary of the Effective Date. Following the Approval Date, no further awards will be granted under the Prior Plan.

Section 18.

Term of Plan. Unless extended with the approval of the stockholders of the Company, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards shall thereafter be granted under the Plan.

Section 19.

Dividend Equivalent Rights.  In the discretion of the Committee, an Award may include dividend equivalent rights entitling a Participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares subject to an Award, had such Shares been outstanding. The Committee may provide that such dividend equivalent rights be paid or credited in cash, or paid or credited in Shares (based on the Fair Market Value on the dividend payment date). In each case, such dividend equivalent payments or credits will be subject to the same vesting conditions as the Award to which they relate.

Section 20.

Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21.

Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Maryland, without regard to the application of the principles of conflicts of laws.

Section 22.

Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.